SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                         [x]
Filed by a Party other than the Registrant      [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 MICROAGE, INC.
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                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)      Title of each class of securities to which transaction applies:


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(2) Aggregate number of securities to which transaction applies:


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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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
(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:


                  -------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement no.:


                  -------------------------------------------------------------

         (3)      Filing Party:


                  -------------------------------------------------------------

         (4)      Date Filed:


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
                               MICROAGE (R), INC.

                             2400 SOUTH MICROAGE WAY
                            TEMPE, ARIZONA 85282-1896

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 1, 1998

TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MicroAge, Inc., a Delaware corporation (the "Company"), will be held at the Company Sales Center, 3015 South Priest Drive, Tempe, Arizona 85282, on Wednesday, April 1, 1998, at 4:00 p.m., Arizona time, for the following purposes:

         1. to elect two Class III Directors to serve until the 2001 Annual Meeting of Stockholders or until their successors are elected and qualified;

         2.       to approve the MicroAge, Inc. 1997 Long-Term Incentive Plan;

         3. to approve the MicroAge, Inc. 1995 Director Incentive Plan, as amended; and

         4. to transact such other business as may properly come before the meeting.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Company's Audited Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations are included in Appendix A to the Proxy Statement.

         Only stockholders of record at the close of business on February 6, 1998 are entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be open for examination by any stockholder, for any purposes germane to the meeting, at the offices of the Company, at 2400 South MicroAge Way, Tempe, Arizona 85282-1896, during normal business hours commencing March 20, 1998.

                             YOUR VOTE IS IMPORTANT!

                                      By order of the Board of Directors,

                                      /s/ Alan P. Hald

Tempe, Arizona                        Alan P. Hald
February 25, 1998                     Secretary

                                TABLE OF CONTENTS

PROXY STATEMENT................................................................1
     ELECTION OF DIRECTORS.....................................................2
          NOMINEES.............................................................2
          DIRECTORS CONTINUING IN OFFICE.......................................2
     SECURITY OWNERSHIP OF MANAGEMENT
          AT DECEMBER 31, 1997.................................................4
     OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS........................5
     PRINCIPAL STOCKHOLDERS....................................................7
     EXECUTIVE COMPENSATION....................................................8
          SUMMARY COMPENSATION TABLE...........................................8
          OPTION/SAR GRANTS IN LAST FISCAL YEAR...............................10
          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
               AND FISCAL YEAR-END OPTION/SAR VALUES..........................11
          SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN PENSION BENEFITS.............11
          EMPLOYMENT CONTRACTS AND RELATED MATTERS............................12
          REPORT OF THE COMPENSATION COMMITTEE
               ON EXECUTIVE COMPENSATION......................................13
     STOCK PERFORMANCE GRAPH..................................................16
     APPROVAL OF THE MICROAGE, INC. 1997 LONG-TERM INCENTIVE PLAN.............17
          DESCRIPTION OF THE AVAILABLE AWARDS.................................17
     APPROVAL OF THE MICROAGE, INC. 1995 DIRECTOR INCENTIVE PLAN, AS
          AMENDED.............................................................21
     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................25
     SECTION 16(a) BENEFICIAL OWNERSHIP
          REPORTING COMPLIANCE  REQUIREMENTS..................................25
     AUDITORS.................................................................26
     STOCKHOLDER NOMINATIONS AND PROPOSALS....................................26
     OTHER INFORMATION........................................................26

APPENDIX A
     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
          OPERATIONS.........................................................A-1
     REPORT OF INDEPENDENT ACCOUNTANTS.......................................A-8
     CONSOLIDATED FINANCIAL STATEMENTS.......................................A-9
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.............................A-13
     MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED
          STOCKHOLDER MATTERS...............................................A-35

APPENDIX B
     MICROAGE, INC. 1997 LONG-TERM INCENTIVE PLAN............................B-1

APPENDIX C
     MICROAGE, INC. 1995 DIRECTOR INCENTIVE PLAN, AS AMENDED.................C-1

                                  MICROAGE, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 1, 1998

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of MicroAge, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, April 1, 1998, at 4:00 p.m., Arizona time (the "1998 Annual Meeting"), and at any adjournment or adjournments thereof. Only stockholders of record at the close of business on February 6, 1998 (the "Record Date") will be entitled to notice of and to vote at the meeting. On the Record Date, the Company had outstanding 19,558,474 shares of Common Stock, par value $.01 per share ("Common Stock"). There are no other voting securities outstanding.

         Each stockholder is entitled to one vote per share for the election of directors and on each proposal as well as on all other matters that may be properly brought before the meeting. If the accompanying proxy is signed and returned, the shares represented thereby will be voted in accordance with any directions on the proxy. If a proxy does not specify how the shares represented thereby are to be voted in connection with the election of the director nominees, it is intended that it will be voted for the director nominees named herein. A stockholder may revoke the proxy at any time prior to the voting thereof by giving due notice of such revocation to the Company, by executing and duly delivering a subsequent proxy, or by attending the 1998 Annual Meeting and voting in person. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about February 25, 1998.

         The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the 1998 Annual Meeting. If a quorum is present, a plurality of the votes cast at the 1998 Annual Meeting is required for the election of directors. Each other matter being submitted to the stockholders for approval requires the affirmative vote of a majority of the aggregate number of shares present at the 1998 Annual Meeting and entitled to vote on that matter. Abstentions are counted as "shares present" for purposes of determining the presence of a quorum and have the effect of a vote "against" any matter as to which they are specified. Broker non-votes with respect to any matter are not considered "shares present" and will not affect the outcome of the vote on such matter.

         In addition to the use of the mails, proxies may be solicited by directors, officers, or regular associates (employees) of the Company in person, by telegraph, telecopy, telephone, or electronic mail. The Company has retained American Stock Transfer and Trust Company ("AST") to assist in the distribution of proxy solicitation materials and the solicitation of proxies for an anticipated fee of $4,200, plus out-of-pocket expenses. The Company will pay all expenses of the solicitation.

         As of the date of this Proxy Statement, the Company knows of no matters to be brought before the meeting other than those referred to in the accompanying notice of annual meeting. If, however, any other matters properly come before the meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The Company's Restated Certificate of Incorporation provides for the division of the Board of Directors into three classes: Class I, Class II, and Class III. Each director is elected for three years and the terms are staggered so that only one class is elected by the stockholders annually. At the 1998 Annual Meeting, two Class III directors will be elected to serve until the 2001 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

         It is the intention of those persons named in the accompanying form of proxy or their substitutes to vote for the election of the nominees listed below unless instructed to the contrary. However, if any nominee named herein at the time of the election becomes unavailable to serve (which is not anticipated) and, as a consequence, other nominees are designated, the persons named in the proxy or their substitutes will have the discretion or authority to vote or refrain from voting in accordance with their judgment with respect to the other nominees.


                                    NOMINEES

                  NOMINEES FOR ELECTION AS CLASS III DIRECTORS
                     (TERM TO EXPIRE AT 2001 ANNUAL MEETING)

                  ROY A. HERBERGER, JR., 55, was elected a director of the Company effective January 18, 1996. Since 1989, Mr. Herberger has served as President of Thunderbird, the American Graduate School of International
Management. Mr. Herberger is also a director of Pinnacle West Capital Corporation and Pilgrim America Capital Corporation.

                  CYRUS F. FREIDHEIM, JR., 62, was elected a director of the Company effective January 29, 1998. Since 1990, Mr. Freidheim has served as Vice Chairman of Booz Allen & Hamilton, Inc., an international management and technology consulting firm. Mr. Freidheim is also a director of Household International, Inc., Security Capital Group, and LaSalle St. Fund.


                         DIRECTORS CONTINUING IN OFFICE

                                CLASS I DIRECTORS
                     (TERM TO EXPIRE AT 1999 ANNUAL MEETING)

                  WILLIAM H. MALLENDER, 62, was elected a director of the Company in 1987. From 1983 until June 1997, Mr. Mallender served as Chairman of the Board of Directors and Chief Executive Officer of Talley Industries, Inc., a publicly-held company that designs, manufactures, and supplies aerospace, industrial, and commercial products and services.


                  LYNDA M. APPLEGATE, 48, was elected a director of the Company effective January 18, 1996. Since 1986, Ms. Applegate has served as a Professor at the Harvard Business School.


                               CLASS II DIRECTORS
                     (TERM TO EXPIRE AT 2000 ANNUAL MEETING)

                  JEFFREY D. MCKEEVER, 55, has served as Chief Executive Officer of the Company since February 1987 and as Chairman of the Board since October 1991. He co-founded the Company in August 1976 and has served as a director of the Company since October 1976. He also served as President from June 1995 to January 1996, January 1993 to February 1993, and February 1987 to October 1991, Chairman of the Board and Secretary from October 1976 to February 1987, and as Treasurer from October 1976 to February 1983 and from February 1987 to December 1988. Pursuant to his employment agreement, the Company has agreed to have the Board of Directors nominate Mr. McKeever for election to the Board of Directors of the Company as long as he owns at least 80,000 shares of Common Stock. See "Employment Contracts and Related Matters" for additional information regarding Mr. McKeever's employment agreement.

                  STEVEN G. MIHAYLO, 54, was elected a director of the Company in 1988. Since 1969, Mr. Mihaylo has served as Chief Executive Officer and since 1983 as Chairman of the Board of Inter-Tel, Incorporated, a publicly-held company that designs, manufactures, and services digital and analog telephone systems and voice processing systems, and provides long distance services.

                        SECURITY OWNERSHIP OF MANAGEMENT
                              AT DECEMBER 31, 1997

                                                                          Number of Shares           Percentage of
                                                                           of Common Stock           Common Stock
                                                                            Beneficially             Beneficially
Name                                                                          Owned(1)                   Owned
----                                                                      ----------------           -------------
Jeffrey D. McKeever
  Chairman of the Board and Chief Executive Officer..................         481,053(2)                 2.5%

Lynda M. Applegate
  Director...........................................................           2,334                       (3)

Cyrus F. Freidheim, Jr.
  Director...........................................................               0(4)                    (3)

Roy A. Herberger, Jr.
  Director...........................................................           2,834                       (3)

Fred Israel (5)
  Director...........................................................         133,499                       (3)

William H. Mallender
  Director...........................................................          11,500(2)                    (3)

Steven G. Mihaylo
  Director...........................................................          10,000                       (3)

Robert G. O'Malley
  President..........................................................          23,207                       (3)

Alan P. Hald
  Secretary; and President, MicroAge
  Enterprises, Inc...................................................         363,891                    1.9%

James R. Daniel
  Senior Vice President, Chief Financial Officer and
  Treasurer; and President, Headquarters Services....................          42,578                       (3)

Christopher J. Koziol
  Senior Vice President -- Sales; and President,
  Distribution Group.................................................          62,966                       (3)

All executive officers and directors
  as a group (18 persons)............................................       1,180,886                    6.0%

-------------------------
(1) Includes shares, if any, held by spouse; held in joint tenancy with spouse; held by or for the benefit of the listed individual (or group member) or one or more members of his immediate family; with respect to which the listed individual (or group member) has or shares voting or investment powers (including shares allocated to the listed individual's (or group member's) account under the MicroAge, Inc. Retirement Savings and Employee Stock Ownership Plan and Trust); subject to stock options that were exercisable on December 31, 1997 or within 60 days thereafter, or in which the listed individual (or group member) otherwise has a beneficial interest. At December 31, 1997, all directors and executive officers as a group owned beneficially an
         aggregate  of  1,180,886  shares  (6.0%),   of  which  315,925  shares,
         including 136,846 shares for Mr. McKeever, 334 shares for Ms. Applegate, 334 shares for Mr. Herberger, 1,000 shares for Mr. Israel, 1,000 shares for Mr. Mallender, 1,000 shares for Mr. Mihaylo, 20,000 shares for Mr. O'Malley, 6,000 shares for Mr. Daniel, 65,960 shares for Mr. Hald, and 49,645 shares for Mr. Koziol, are subject to stock options granted by the Company that were exercisable on December 31, 1997 or within 60 days thereafter.

(2) Mr. McKeever disclaims beneficial ownership in 12,400 of these shares held by family members. Mr. Mallender disclaims beneficial ownership in 1,000 of these shares held by his wife.

(3) Common Stock beneficially owned does not exceed one percent of the outstanding Common Stock at December 31, 1997.

(4) Mr. Freidheim was elected a director of the Company effective January 29, 1998. Mr. Freidheim beneficially owned 2,500 shares of Common Stock at January 31, 1998.

(5) Mr. Israel's term expires at the 1998 Annual Meeting. In accordance with the Company's By-Laws, Mr. Israel will not stand for re-election because his 70th birthday occurred before the date of the 1998 Annual Meeting.



               OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

         Board of Directors' Meetings, Audit, Compensation, and Corporate Governance Committees. The Company's Board of Directors met in person or acted by written consent six times during the fiscal year ended November 2, 1997 ("fiscal year 1997"). The Board of Directors maintains a standing Audit Committee, Compensation Committee, and Corporate Governance Committee. Directors who are not officers or associates (employees) of the Company receive an $18,000 annual retainer fee and $1,500 for attendance at regular Board meetings, $1,000 for attendance at special Board meetings, and $1,000 for attendance at meetings of committees of which they are members. Each Committee Chairperson receives an additional annual retainer fee of $3,000. Directors are reimbursed for reasonable travel expenses incurred to attend Board or Committee meetings.

         The  Audit  Committee  is  responsible  for  appointing  the  Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee met two times during fiscal year 1997, and consisted of Messrs. Mallender (Chairman), Mihaylo, Herberger, and Israel.

         The Compensation Committee acts on matters relating to the compensation of directors, senior management, and key associates (employees) of the Company, including the granting of stock options and the approval of employment agreements. The Compensation Committee met in person or acted by written consent six times during fiscal year 1997, and consisted of Messrs. Mihaylo (Chairman), Mallender, and Israel, and Ms. Applegate.

         The Corporate Governance Committee makes recommendations to the full Board of Directors with respect to director nominees and officer appointments. The Corporate Governance Committee met three times during fiscal year 1997, and consisted of Messrs. Herberger (Chairman), Mihaylo, and Mallender, and Ms. Applegate.

         1995 Director Incentive Plan. Under the Company's 1995 Director Incentive Plan (the "Director Plan"), on November 1 of each year, beginning in 1995 and ending in 2004, each person serving as a director of the Company who is not also an associate (employee) of the Company is automatically granted (i) 1,000 shares of Common Stock, subject to certain restrictions as described below ("Director Restricted Stock"), and (ii) options to purchase 1,000 shares of Common Stock ("Director Options"). Messrs. Mihaylo, Mallender, Herberger, and Israel, and Ms. Applegate were each granted 1,000 shares of Director Restricted Stock and 1,000 Director Options on November 1, 1997.

         The restrictions on the Director Restricted Stock will lapse on the later of (i) the date the director owns (for one year) shares of Common Stock, but the restrictions will lapse on one share of Director Restricted Stock for each two shares of unrestricted stock the director owns; and (ii) the date the shares of Director Restricted Stock "vest." The Director Restricted Stock has two vesting hurdles. First, the Director Restricted Stock vests in one-third increments over the three years following the date of grant. Second, the Director Restricted Stock vests in one-third increments following the date of grant only if the Common Stock trades above certain specified prices after the first vesting hurdle occurs. In the case of the Director Restricted Stock granted on November 1, 1997, the Common Stock must trade at or above (i) $24.20 on or after November 1, 1998; (ii) $26.62 on or after November 1, 1999; and
(iii) $29.28 on or after November 1, 2000.

         The exercise price of the Director Options is the fair market value of the Common Stock on the relevant grant date (i.e., each November 1). In the case of the Director Options granted on November 1, 1997, the exercise price is $22.00 per share. Each Director Option has two vesting hurdles. First, the Director Options vest in one-third increments over the three-year period following the date of grant. Second, the Director Options vest in one-third increments over the three years following the date of grant only if the Common Stock trades at or above certain specified prices after the first vesting hurdle occurs. In the case of the Director Options granted on November 1, 1997, the Common Stock must trade at or above (i) $24.20 on or after November 1, 1998;
(ii) $26.62 on or after November 1, 1999; and (iii) $29.28 on or after November 1, 2000.

         See Proposal 3 below for a  discussion  of proposed  amendments  to the
Director   Plan  that  are  being   submitted  for  approval  to  the  Company's
stockholders at the 1998 Annual Meeting.

         Voting Agreement. On April 27, 1990, Mr. Fred Israel entered into an agreement with the Company pursuant to which Mr. Israel agreed that, during the period described in such agreement, in circumstances in which he, or his Purchaser Affiliates (as such term is defined in the agreement), does not or do not vote all shares of the Voting Securities (as defined in such agreement and which includes the Common Stock) beneficially owned by him in favor of the position on any matter adopted by the majority of the Board of Directors, he will vote such shares in the same manner and in the same proportion as are voted by the other stockholders of the Company on such matter. At December 31, 1997, Mr. Israel beneficially owned approximately 0.7% of the outstanding shares of Common Stock. See "Security Ownership of Management at December 31, 1997" and "Certain Relationships and Related Transactions."

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information with respect to the beneficial ownership of Common Stock by each person who is known to the Company to own beneficially more than 5% of the outstanding Common Stock:


                                                   Number of Shares of
                                                      Common Stock                   Percentage of
                                                      Beneficially                   Common Stock
  Name and Address of Beneficial Owner                  Owned (1)               Beneficially Owned (2)
----------------------------------------          ---------------------        ------------------------
 Sanford C. Bernstein & Co., Inc.(3)
 One State Street Plaza, New York, N.Y.                 1,059,800                        5.4%
 10004-1545

 -----------------
(1) The beneficial ownership information regarding Sanford C. Bernstein & Co., Inc. is as of February 4, 1998. For certain additional information with respect to beneficial ownership of the Common Stock, see "Security Ownership of Management at December 31, 1997," "Executive Compensation," and "Certain Relationships and Related Transactions."

(2) The percentage of Common Stock beneficially owned is based on the number of shares of Common Stock outstanding on February 6, 1998.

(3) Sanford C. Bernstein & Co., Inc. is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Sanford C. Bernstein & Co., Inc. has sole dispositive power with respect to 1,059,800 shares and shared voting power with respect to 18,600 shares. The information contained in this section was obtained from a Schedule 13G dated February 5, 1998 filed by Sanford C. Bernstein & Co., Inc. with the Securities and Exchange Commission. The Company makes no representation as to the accuracy or completeness of the information reported.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation awarded to or paid by the Company and its subsidiaries to the chief executive officer and the four most highly compensated executive officers of the Company for services rendered during the fiscal years ended November 2, 1997, November 3, 1996, and October 29, 1995:

                                                    SUMMARY COMPENSATION TABLE


                                                                                             Long-Term Compensation
                                                                              ----------------------------------------------------
                                                 Annual Compensation                     Awards             Payouts
                                          ----------------------------------  ----------------------------  -------
                                                                Other Annual  Restricted     Securities      LTIP       All Other
                                          Salary     Bonus      Compensation    Stock        Underlying     Payouts   Compensation
Name and Principal Position        Year    ($)(1)     ($)(1)        ($)       Award(s)($)  Options/SARs(3)    ($)        ($)(4)
---------------------------        ----   --------   -------    ------------  -----------  ---------------  -------   ------------
Jeffrey D. McKeever                1997   $587,500   $371,321            0            0                0        0       $ 93,310
  Chairman of the Board of         1996   $460,962   $ 87,121            0            0          306,611        0       $ 98,670
  Directors and Chief Executive    1995   $462,500   $606,315(2)         0            0                0        0       $122,973
  Officer

Robert G. O'Malley                 1997   $300,000   $129,021            0            0          155,035        0       $ 24,127
  President                        1996   $245,128   $ 69,883            0            0           65,000        0       $  6,631
                                   1995   $130,577   $ 25,000            0            0           15,000        0       $  7,794

Alan P. Hald                       1997   $318,500   $105,880            0            0            5,000        0       $ 73,454
  Secretary; and President,        1996   $282,173   $ 46,654            0            0          135,638        0       $ 73,190
  MicroAge Enterprises, Inc.       1995   $282,500   $586,831(2)         0            0                0        0       $ 44,814

James R. Daniel                    1997   $322,833   $196,399            0            0           10,000        0       $ 23,667
  Senior Vice President, Chief     1996   $285,582   $ 77,527            0            0          114,698        0       $ 18,511
  Financial Officer, and           1995   $304,167   $ 16,738            0            0                0        0       $ 21,932
  Treasurer; and President,
  Headquarters Services

Christopher J. Koziol              1997   $208,833   $159,200            0            0           10,000        0       $ 20,747
  Senior Vice President - Sales;   1996   $161,539   $ 77,190            0            0           71,192        0       $ 15,065
  and President, Distribution      1995   $138,551   $ 20,741            0            0                0        0       $ 12,357
  Group


(1) See footnote 3 below for a discussion of (a) the MicroAge, Inc. 1994 Management Equity Program (the "1994 MEP"), under which each of the named individuals (other than Mr. O'Malley) received option grants by agreeing to reduce his compensation and (b) the MicroAge, Inc. 1997 Management Equity Program (the "1997 MEP"), under which Mr. O'Malley received options by agreeing to reduce his compensation.

(2) Includes a one-time Warrant Restitution and Founder's Bonus in the amount of $569,194 paid to each of Mr. McKeever and Mr. Hald prior to the March 29, 1995 expiration of warrants held by each of them. The Company issued these warrants to Messrs. McKeever and Hald in 1985, and the warrants were originally to have expired on March 29, 2005. As a condition to the Company effecting its initial public offering in 1987, state regulatory authorities required the expiration date of the warrants to be reduced by ten years to March 29, 1995. In recognition of
        (i) the substantial economic
        benefits that Messrs. McKeever and Hald were required to forego as a result of the reduction of the exercise period of the warrants, (ii) the substantial personal investments that Messrs. McKeever and Hald have made in the Company through Common Stock purchases and on-going commitments to purchase Common Stock under the MEP, and (iii) the record financial results achieved by the Company in fiscal year 1993 and fiscal year 1994, the Compensation Committee approved the payment of the Warrant Restitution and Founder's Bonuses in the indicated amounts. The Warrant Restitution and Founder's Bonuses were used to reimburse Messrs. McKeever and Hald for the warrant exercise price and their personal tax obligations resulting from the warrant exercise and bonus payment. The breakdown of each Warrant Restitution and Founder's Bonus is as follows: warrant exercise price ($208,709); and tax obligations ($360,485). The balance of the bonus amounts paid to Mr. McKeever ($37,121) and to Mr. Hald ($17,637) and disclosed in the above table represents annual fixed cash bonuses payable under their respective employment agreements.

(3) The 1996 totals include options granted to each named individual under the 1994 MEP (other than Mr. O'Malley, who did not participate in the 1994 MEP because he was not employed by the Company at the time the 1994 MEP was adopted) as a result of his election to restructure his compensation package by reducing his calendar year 1993, 1994, 1995, 1996, and 1997 compensation. The total number of 1994 MEP options granted to each of the named individuals (other than Mr. O'Malley) under the 1994 MEP and the compensation amounts waived by each of the named individuals (other than Mr. O'Malley) under the 1994 MEP are as follows:
        Mr. McKeever  (241,611;  $600,000);  Mr. Hald (125,638;  $312,000);  Mr.
        Daniel  (104,698;  $260,000);  and Mr.  Koziol  (43,692;  $108,000).  In
        accordance with Securities and Exchange Commission rules, the 1994 MEP options originally granted during fiscal year 1994 are reported under fiscal year 1996 as a result of the MEP option repricing that occurred in fiscal year 1996. Mr. O'Malley's 1997 total includes options granted to him under the 1997 MEP as a result of his election to restructure his compensation package by reducing his fiscal year 1997, 1998, and 1999 compensation. The total number of 1997 MEP options granted to Mr. O'Malley under the 1997 MEP and the compensation amounts waived by him under the 1997 MEP are as follows: (135,035; $340,000).

        During the 1995, 1996, and 1997 fiscal years, the 1994 MEP compensation reductions for each of the named individuals (other than Mr. O'Malley) were as follows: Mr. McKeever (1995: $62,500 salary reduction; 1996:
        $78,125 salary reduction and $250,000 bonus reduction; 1997: $12,500 salary reduction); Mr. Hald (1995: $32,500 salary reduction; 1996:
        $40,625 salary reduction and $45,000 bonus reduction; 1997: $6,500 salary reduction); Mr. Daniel (1995: $10,833 salary reduction; 1996:
        $13,542 salary reduction and $65,000 bonus reduction; 1997: $2,167 salary reduction); and, Mr. Koziol (1995: $5,833 salary reduction; 1996:
        $7,292 salary reduction and $15,000 bonus reduction; 1997: $1,167 salary reduction). During the 1997 fiscal year, the 1997 MEP compensation reduction for Mr. O'Malley was as follows: (1997: $40,000 salary reduction and $70,000 bonus reduction). No SARs were granted during fiscal years 1995 - 1997.

(4) The 1997 amounts include, as to each named individual, the following amounts for the indicated purposes: Mr. McKeever (life insurance premiums: $85,886 and the Company's contribution to the Amended and Restated MicroAge Inc., Retirement Savings and Employee Stock Ownership Plan and Trust (the "401(k) Plan"): $7,424); Mr. Hald (life insurance premiums: $65,204 and 401(k) Plan contribution: $8,250); Mr. O'Malley (life insurance premiums: $15,877 and 401(k) Plan contribution: $8,250); Mr. Daniel (life insurance premiums: $15,417 and 401(k) Plan contribution: $8,250); and Mr. Koziol (life insurance premiums: $12,497 and 401(k) Plan contribution: $8,250).

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

        The following table sets forth information concerning grants of stock options to the named executive officers of the Company during the fiscal year ended November 2, 1997:

                                            Individual Grants
                           ----------------------------------------------------
                                           Percent of                             Potential Realizable
                            Number of         Total                                 Value at Assumed
                           Securities       Options/                              Annual Rate of Stock
                           Underlying         SARs       Exercise                   Appreciation for
                            Options/       Granted to     Price       Expira-        Option Term(2)
                              SARs       Associates in    (Per         tion     ------------------------
         Name              Granted(1)     Fiscal Year     Share)       Date         5%            10%
    -------------------   ------------   -------------   --------   ----------  ----------    ----------
    Jeffrey D. McKeever           --             --           --           --           --            --

    Robert G. O'Malley       135,035          18.29%      $17.63     10/25/06   $1,497,189    $3,794,170
                              20,000           2.71%      $24.00     12/04/06     $301,869      $764,996

    Alan P. Hald               5,000           0.68%      $24.00     12/04/06      $75,467      $191,249

    Jim Daniel                10,000           1.35%      $24.00     12/04/06     $150,935      $382,498

    Chris Koziol              10,000           1.35%      $24.00     12/04/06     $150,935      $382,498
    ----------------------------------------------------------------------------------------------------

(1) The figure in the first row of this column for Mr. O'Malley includes 1997 MEP options. See footnote 3 to the "Summary Compensation Table" for additional information regarding the 1997 MEP.

(2) In accordance with Securities and Exchange Commission rules, the figures in the first row of the "5%" and "10%" columns of this table for Mr. O'Malley assume compounded annual stock price appreciation of 5% and 10%, respectively, based on a stock price of $17.63 per share, which was the market price of the Common Stock on October 25, 1996. Subtracting from the potential realizable value the compensation amounts waived under the 1997 MEP (but not subtracting any additional amounts for the time value of the waived compensation), the potential realizable value of the MEP options for Mr. O'Malley, assuming an annual stock price appreciation of 10% through October 25, 2006, the termination date of the 1997 MEP options, is $3,454,170.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

        The following table sets forth information concerning option exercises by the named executive officers of the Company during the fiscal year ended November 2, 1997 and the value of such officers' unexercised options at November 2, 1997. There were no outstanding SARs as of November 2, 1997.


                                                    Number of Securities
                                                   Underlying Unexercised        Value of Unexercised
                        Shares                        Options/SARs at            In-The-Money Options/
                       Acquired                       Fiscal Year-End           SARs at Fiscal Year-End
                          on         Value       ---------------------------  ---------------------------
       Name            Exercise     Realized     Exercisable   Unexercisable  Exercisable   Unexercisable
-------------------   ----------   ----------    -----------   -------------  -----------   -------------
Jeffrey D. McKeever     52,500     $  832,838      127,846        288,765     $1,561,780     $3,450,716
Alan P. Hald             7,500     $  118,350       67,460        135,678     $  899,055     $1,726,374
Robert G. O'Malley       6,000     $   80,856       13,000        216,035     $  160,110     $1,356,933
James R. Daniel         97,960     $1,889,661        2,000        129,738     $   26,500     $1,589,709
Christopher J. Koziol    1,500     $   23,610       44,945         77,247     $  546,441     $  820,553


             SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN PENSION BENEFITS

                                             PENSION TABLE YEARS
                                                 OF SERVICE
                                       ------------------------------
           FINAL AVERAGE PAY               5         10         15
           -----------------           --------   --------   --------

           $250,000................    $ 57,609   $115,218   $172,844
           $300,000................    $ 70,108   $140,215   $210,344
           $350,000................    $ 82,606   $165,213   $247,844
           $400,000................    $ 95,105   $190,210   $285,344
           $450,000................    $107,604   $215,208   $322,844
           $500,000................    $120,103   $240,205   $360,344
           $550,000................    $132,602   $265,202   $397,844
           $600,000................    $145,101   $290,199   $435,344
           $650,000................    $157,600   $315,196   $472,844
           $700,000................    $170,099   $340,193   $510,344


        The Company maintains a non-qualified deferred compensation plan for certain executives who are selected for participation by the Board and who have attained age 50 and completed 10 years of service with the Company (the "Supplemental Executive Retirement Plan" or "SERP"). Under the SERP, retirement income commencing at age 65 equals 75% of the average of a participant's compensation (generally defined as "wages" under Internal Revenue Code (the "Code") Section 3401(a)) for the highest five calendar years out of the fifteen calendar years preceding retirement or termination, reduced by the participant's annual Social Security benefit and the employer contribution (annuitized) to the 401(k) Plan on behalf of the participant. The retirement income payable under the SERP is reduced proportionately if the participant terminates (for any reason other than death) employment with less than 15 years of "Benefit Accrual Service" (service after age 50). The table above shows estimated annual income on a life-annuity basis, although the SERP provides for payment in the form of an actuarially-equivalent lump sum. Messrs. McKeever and Hald are currently the only participants in the SERP. Mr. McKeever has five years, and Mr. Hald has one year, of Benefit Accrual Service and both are expected to have 15 years of Benefit Accrual Service at normal retirement at age 65. The retirement benefit is to be funded, in part, through life insurance policies issued in accordance with the employment agreements of Messrs. McKeever and Hald, respectively, which provide a pre-retirement death benefit of $5,000,000 and $3,000,000, respectively. The imputed income for the death coverage is included in the insurance premiums paid on behalf of Messrs. McKeever and Hald and referenced in footnote 4 to the Summary Compensation Table.


                    EMPLOYMENT CONTRACTS AND RELATED MATTERS

        Messrs. McKeever, Hald, O'Malley, Daniel, and Koziol are each employed pursuant to an employment agreement with the Company for a period of three years for each of Messrs. McKeever and Hald, two years for each of Messrs. O'Malley and Daniel, and one year for Mr. Koziol. Each agreement is terminable by either party at any time and provides for an automatic renewal of the agreement unless otherwise terminated so that the remaining term of the agreement is always the length of each of the named officer's original terms described immediately above. Each agreement includes restrictions and noncompetition covenants during the term of the agreement and for a period of 24 months after termination of employment for Messrs. McKeever, Hald, O'Malley, and Daniel, and 12 months for Mr. Koziol. Upon the Company's termination of the executive's employment without cause following a change of control or, under certain circumstances, upon the executive's termination of employment following a change of control, the Company must pay a lump sum severance pay benefit equal to, for each of Messrs. McKeever and Hald: three times (i) his base salary and (ii) his incentive bonus for the prior fiscal year; for Messrs. O'Malley and Daniel: two times (i) his base salary and (ii) his incentive bonus for the prior fiscal year; and for Mr.
Koziol: one-and-one half times (i) his base salary for the prior fiscal year and
(ii) the average of his incentive bonuses for the two prior fiscal years. Upon the Company's termination of the executive's employment without cause prior to a change of control or, under certain circumstances, upon the executive's termination of employment prior to a change of control, the Company must pay a severance pay benefit equal to, for each of Messrs. McKeever and Hald: three times (i) his base salary and (ii) the average of his incentive bonus for the three prior fiscal years; for each of Messrs. O'Malley and Daniel two times: (i) his base salary and (ii) the average of his incentive bonus for the two prior fiscal years; and for Mr. Koziol: (i) his base salary and (ii) the average of his incentive bonus for the two prior fiscal years.

        In addition, the Company may elect, during the term of the noncompetition covenant, to pay supplementary severance pay to Messrs. McKeever and Hald in an amount equal to their respective monthly pay. Also, upon termination of Messrs. McKeever and Hald's employment for specified circumstances, including a material change in the employment relationship, a change in control of the Company, or termination by the Company without cause, the terminated executive has certain additional rights including the following:
(i) the right to sell to the Company all Common Stock beneficially owned by the executive as of the executive's termination date, at the fair market value of the Common Stock on the termination date, subject to certain limitations; and (ii) should the executive hold any stock options which have not vested, receive, as additional severance pay, a lump sum payment in an amount equal to the excess, if any, of the fair market value of the shares subject to outstanding stock options over the exercise price specified in all non-vested stock options, subject to certain limitations.


                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

        The Company's Executive Compensation program is administered by the Compensation Committee of the Board of Directors. The members of the Compensation Committee are not employees of the Company. The Compensation Committee determines the compensation of the Company's executive officers, approves any employment agreements with executive officers, and administers the Company's stock option plans and certain of the Company's other benefit plans.

Executive Compensation Policies

        Overview. Incentive compensation arrangements are the cornerstone of the Compensation Committee's executive compensation policies. These incentive compensation arrangements reward those executive officers who achieve individual and Company objectives that increase stockholder value.

        The Company's executive compensation package consists of three components: base salary and related benefits; annual cash bonus incentives; and stock-based compensation incentives. The Compensation Committee reviews each of these components and develops an incentive compensation package for each of the Company's executive officers based, in part, upon the review of competitive compensation information and the recommendations of compensation consultants and senior management. The Compensation Committee strives to develop individual compensation packages for the Company's executive officers that will encourage superior individual and Company-wide performance, serve to retain those executive officers that perform well, and lead to increased stockholder value. Each component of the Company's executive compensation package is discussed in detail below.

        Base Salary and Benefits. The first component of the Company's executive compensation package is base salary and related benefits. Each executive officer receives a base salary and benefits based on competitive compensation information and his or her responsibilities and performance. The Compensation Committee, with the assistance of an independent compensation consultant, compares the Company's compensation levels with leading published surveys of executive compensation levels in the high technology industry and in organizations comparable in terms of industry and scope, as well as with recent proxy data for eleven publicly-traded companies also involved in the manufacturing, integration, and distribution of computer information technology products and services. In order to maximize the incentive elements of the executive officers' total compensation packages, the Compensation Committee attempts to set the base salary and benefits component of these packages within the competitive range of salary and benefits levels of the executive officers of the eleven comparative companies. The Compensation Committee reviews each executive officer's base salary and benefits on at least an annual basis.

        Annual Incentive Bonus. The second component of the Company's executive compensation package is an annual incentive bonus. Consistent with prior years, in the beginning of fiscal year 1997, the

Compensation Committee established bonus compensation formulas for the Company's executive officers that gave each executive officer the ability to earn a cash bonus calculated as a percentage of his base salary. This is consistent with the Compensation Committee's overriding policy of incentive compensation arrangements.

        The Compensation Committee's fiscal year 1997 bonus plan (the "1997 Bonus Plan") established a formula by which executive officer bonus awards were tied directly to the Company's success in achieving targeted goals of income and return on equity. In accordance with this formula, if, at fiscal year 1997 year end, actual Company income was less than 50% of targeted income, the executive officers would not receive a bonus award. If, on the other hand, actual Company earnings were 50% or more of targeted earnings, each of Messrs. McKeever, O'Malley, and Daniel, would receive a bonus award calculated pursuant to a formula based upon (i) the actual Company earnings as compared to target earnings, and (ii) the particular executive officer's annual base salary. Under this formula, if actual Company earnings equaled targeted Company earnings, each of Messrs. McKeever, O'Malley, and Daniel would receive a bonus equivalent to 50% of his annual base salary. For Messrs. Hald and Koziol, their bonus award would be calculated (A) in part based upon (i) the actual Company earnings as compared to target earnings, and (ii) the particular executive officer's annual base salary, and (B) in part based upon (i) actual Business Group income as compared to target Business Group income and (ii) the particular executive officer's annual base salary. Under this formula, if actual Company earnings equaled targeted Company earnings and actual Business Group income equaled targeted Business Group income, each of Messrs. Hald and Koziol would receive a bonus equivalent to 50% of his annual base salary. The named executive officers received the cash incentive bonuses reflected in the Summary Compensation Table on page 7 of this Proxy Statement (such amounts also include fixed bonuses of $35,321, $14,880, $8,621, and $14,399 for Messrs. McKeever, Hald, O'Malley, and
Daniel, respectively).

        Stock-Based Compensation Incentives. The third component of the Company's executive compensation package is stock-based compensation incentives, traditionally stock options. This compensation component is an important incentive tool designed to more closely align the interests of the executive officers of the Company with the long-term interests of the Company's stockholders and to encourage its executive officers to remain with the Company.

        The Compensation Committee traditionally grants options to the Company's executive officers and key associates (employees) on an annual basis. In selecting recipients and the size of option grants during fiscal year 1997, the Compensation Committee considered the recommendations of the Company's Chief Executive Officer and Chairman of the Board, Jeffrey D. McKeever; the other components of the recipients' compensation packages; the recipients' responsibilities and performance; the Company's performance during the preceding fiscal year; and prior option grants. The Compensation Committee gave a great deal of weight to Mr. McKeever's recommendations.

Compensation of Chief Executive Officer

        In fiscal year 1997, the Chief Executive Officer of the Company, Jeffrey
D. McKeever, was compensated pursuant to an employment agreement. Under the agreement, Mr. McKeever was entitled to receive a base salary of $600,000 ($12,500 of which he waived under the 1994 MEP) plus a fixed cash bonus of $35,321. In arriving at Mr. McKeever's base salary, the Compensation Committee, with the assistance of an independent compensation consultant, compared Mr. McKeever's compensation level to the compensation levels paid to chief executive officers of a group of ten companies that are also involved in the manufacturing, integration, and distribution of computer information technology products and services. The
Compensation Committee set Mr. McKeever's base salary at approximately the median level within the salary range of chief executive officers in the comparative group.

        Under the 1997 Bonus Plan discussed above under "Annual Incentive Bonus," Mr. McKeever received an incentive bonus of $336,000. Mr. McKeever chose to participate in the 1994 MEP during fiscal year 1993 and at that time irrevocably waived $600,000 of salary and bonuses in return for options on 241,611 shares of Common Stock. See footnote 3 to the "Summary Compensation Table" for a discussion of the 1994 MEP. During fiscal year 1997, Mr. McKeever satisfied his compensation waiver amounts under the 1994 MEP.

        Overall, the Compensation Committee believes that Mr. McKeever has managed the Company well in a challenging business climate and achieved excellent results in fiscal year 1997. The Company's annual revenues increased from approximately $3.7 billion to approximately $4.4 billion, and the Company earned $25.0 million in fiscal year 1997 compared to approximately $14.1 million in fiscal year 1996.

        In light of the Company's performance during fiscal year 1997 and Mr. McKeever's contributions to that performance, the Compensation Committee increased Mr. McKeever's base salary from $600,000 per year to $650,000 per year, effective November 3, 1997. Based on the comparative group compensation levels, this places Mr. McKeever's base salary at approximately the median level within the salary range of chief executive officers in the comparative group.

Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Code, adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any "covered employee" in any taxable year. The term "covered employee" for this purpose is defined generally as the chief executive officer and the four other highest paid employees of the corporation.

        Performance-based compensation is outside the scope of the $1 million limitation and, hence, generally can be deducted by a publicly-held corporation without regard to amount; provided that, among other requirements, such compensation is approved by stockholders. It is the general policy of MicroAge, Inc. to comply with Section 162(m), and it will continue to do so to the extent such compliance is consistent with the best interest of the Company's stockholders.

                           STEVEN G. MIHAYLO, CHAIRMAN
                               LYNDA M. APPLEGATE
                                   FRED ISRAEL
                              WILLIAM H. MALLENDER

                             STOCK PERFORMANCE GRAPH

        The following graph compares the total cumulative stockholder return on the Company's Common Stock for the period September 30, 1992 through November 2, 1997 with the cumulative total return on the (a) Nasdaq Index and (b) Standard & Poor's MidCap Index that includes 400 companies with a total capitalization of $681 billion. The comparison assumes that $100 was invested on September 30, 1992 in the Company's Common Stock and in each of the comparison indices, and assumes reinvestment of dividends.

                               STOCK PERFORMANCE
                          Year-end Cumulative Returns


                          9-30    9-30    10-30   10-29   11-3    11-2
                          1992    1993    1994    1995    1996    1997
                          ----    ----    ----    ----    ----    ----
         MICA              100     270     197     136     324     368
         NASDAQ            100     131     133     178     209     273
         S&P400 MIDCAP     100     122     122     146     168     219

                                   PROPOSAL 2

          APPROVAL OF THE MICROAGE, INC. 1997 LONG-TERM INCENTIVE PLAN

        The Board of Directors of the Company has approved and recommends that the stockholders approve adoption of the MicroAge, Inc. 1997 Long-Term Incentive Plan (the "Incentive Plan") for officers and other key associates, including officers who are also directors, of the Company and its subsidiaries. The Incentive Plan authorizes grants of Incentive Stock Options ("ISOs"),
Non-Qualified Stock Options ("NQSOs"), Stock Appreciation Rights ("SARs"), Performance Shares, and Restricted Stock to officers and key associates. Historically, approximately 250 officers and key associates have participated in prior incentive plans. The total number of shares of Common Stock available for awards under the Incentive Plan is 2,000,000. The closing price for the Common Stock on February 6, 1998, as reported on the Nasdaq National Market, was $12.50 per share.

        The Board of Directors believes the Incentive Plan will promote the success and enhance the value of the Company by (i) linking the personal interests of participants to those of the Company's stockholders and (ii) providing participants with an incentive for outstanding performance. The
Incentive Plan, if approved by stockholders, will have an effective date of September 25, 1997. The following summary of the Incentive Plan is qualified in its entirety by reference to the plan, a copy of which is attached as Appendix B.

        The Incentive Plan will be administered by a committee (the "Committee") appointed by the Board consisting of at least two (2) non-employee directors. The Committee has the exclusive authority to administer the Incentive Plan, including the power to determine eligibility, the types of awards to be granted, the price and the timing of awards.


                       DESCRIPTION OF THE AVAILABLE AWARDS

Incentive Stock Options

        An ISO is a stock option that  satisfies the  requirements  specified in
Section 422 of the Internal Revenue Code (the "Code"). Under the Code, ISOs may only be granted to employees. In order for an option to qualify as an ISO, the price payable to exercise the option must equal or exceed the fair market value of the stock at the date of the grant, the option must lapse no later than 10 years from the date of the grant, and the stock subject to ISOs that are first exercisable by an employee in any calendar year must not have a fair market value of more than $100,000 as of the date of grant. Certain other requirements must also be met.

        With respect to an ISO, an employee is not taxed for regular income tax purposes either at the time of the award or the time of exercise of the option. The difference between the exercise price and the fair market value of the stock at the time of exercise, however, constitutes income for alternative minimum tax purposes, assuming the stock is either transferable or is not subject to a substantial risk of forfeiture. Generally, the issuing corporation is not entitled to a deduction with respect to an ISO.

        If an employee holds the stock acquired upon exercise of the ISO for at least two (2) years from the date of the grant and at least one (1) year following the date of exercise, the difference between the amount paid for the stock and the subsequent sales price is treated as long-term capital gain or loss. If these holding period requirements are not satisfied, the employee is taxed, at ordinary income tax rates, on the difference between the exercise price and the fair market value of the stock as of the date of exercise and the issuer of the ISO is then entitled to a corresponding deduction.

Non-Qualified Stock Options

        An NQSO is any stock option other than an Incentive Stock Option. Such options are referred to as "non-qualified" because they do not meet the requirements of, and are not eligible for, the favorable tax treatment provided by Section 422 of the Code.

        If an employee is granted an NQSO, the grant itself typically does not produce any taxable income for the employee, and the issuing corporation is not entitled to a deduction at that time. On the date the NQSO is exercised, the employee recognizes ordinary income in an amount equal to the difference between the fair market value of the underlying stock at the date of exercise and the exercise price set forth in the option agreement between the issuing corporation and the employee. The issuing corporation is generally entitled to a corresponding deduction in the same amount and in the same year in which the employee recognizes such income.

        When an employee sells the stock acquired through an NQSO, the employee recognizes capital gain equal to the difference between the sales price and the fair market value of the stock as of the date of exercise. If the employee holds the stock for more than one (1) year following the exercise of the option, the gain is treated as mid-term capital gain. An 18 month or greater holding period results in any gain being treated as long-term capital gain.

Stock Appreciation Rights

        An SAR is the right granted to an employee to receive the appreciation in the value of a share of Common Stock over a certain period of time. Under the Incentive Plan, the Company may pay that amount in cash, or in Common Stock, or in a combination of both.

        If an employee receives the appreciation inherent in the SARs in cash, the cash is compensation income, taxable to the employee. If the employee receives the appreciation in the form of Common Stock, the stock received is taxable to the employee to the extent of its fair market value. An issuer of an SAR generally receives a deduction in the amount equal to the amount that is taxable to the employee in the year in which the employee recognizes taxable income with respect to the SAR.

Performance Shares

        Under the Incentive Plan, the Committee may grant performance share units to an eligible employee. Typically, each performance share unit will be deemed to be the equivalent of one share of Common Stock. An award of performance shares does not entitle an employee to any ownership, dividend, voting or other rights of a shareholder until distribution is made in the form of shares of stock, if the award is paid in stock. The value of the employee's performance share units is generally measured by the fair market value of an equivalent number of shares of the Common Stock. At the end of the performance period, if the employee has satisfied certain performance criteria established by the Committee, the employee will be entitled to payment in accordance with the terms of the award. The award may be payable in either cash, Common Stock or a combination of both.

        An employee who has been granted a performance share award of this kind does not realize taxable income at the time of grant and the issuing corporation is not entitled to a deduction at that time. However, the employee will recognize income in the year the award is paid equal to the amount of cash and the fair market value of the Common Stock issued to the employee. The issuing corporation generally is entitled to a corresponding deduction.

Restricted Stock Awards

        Under the Restricted Stock feature of the Incentive Plan, an eligible employee may be granted a specified number of shares of the Common Stock. However, vested rights to such stock are subject to certain restrictions or are conditioned on the attainment of certain performance goals. If the employee violates any of the restrictions during the period specified by the Committee or the performance standards fail to be satisfied, the stock is forfeited.

        In the year in which the applicable restrictions lapse or the applicable performance standard is satisfied, Section 83 of the Code requires an employee to include in taxable income the excess of the fair market value of restricted stock received over the amount, if any, paid for the restricted stock. The issuer of restricted stock generally is entitled to a corresponding deduction at the same time, provided that it satisfies applicable withholding tax liabilities.

        Instead of postponing the tax consequences of a Restricted Stock award until the applicable restrictions lapse or until the applicable performance standard is satisfied, an employee may elect to include the fair market value of the stock in income in the year of the award by filing an appropriate election with the IRS within 30 days of the date of the award agreement. This election is made under Section 83(b) of the Code.

Section 162(m)

        Section 162(m) of the Code, adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. The term "covered employee" for this purpose is defined generally as the chief executive officer and the four other highest paid employees of the corporation.

        Performance-based compensation is outside the scope of the $1 million limitation and, hence, generally can be deducted by a publicly-held corporation without regard to amount; provided that, among other requirements, such compensation is approved by stockholders. Among the items of performance-based compensation that can be deducted without regard to amount (assuming stockholder approval and other applicable requirements are satisfied) is compensation associated with the exercise price of a stock option so long as the option has an exercise price equal to or greater than the fair market value of the underlying stock at the time of the option grant. All options granted under the Incentive Plan will have an exercise price at least equal to the fair market value of the underlying stock on the date of grant. Under the Incentive Plan, the Committee may qualify Restricted Stock Awards or Performance Shares as "performance-based compensation."

        Of the total 2,000,000 shares of Common Stock available for awards under the Incentive Plan, the maximum number that may be awarded over the term of the Incentive Plan to any employee in the eligible class of officers and key associates, either as awards of ISOs, NQSOs, MEP awards, performance shares, restricted stock and dividend equivalent rights, or any combination of each, is 200,000.

        Approval of the Long-Term Incentive Plan requires the vote of the holders of a majority of the outstanding shares of Company Common Stock present for this proposal at the 1998 Annual Meeting. Abstentions are considered present for this proposal, so they will have the same effect as votes against the proposal. Broker non-votes are not considered present for this proposal.

The Board of Directors recommends a vote for Proposal 2.
--------------------------------------------------------

                                   PROPOSAL 3

     APPROVAL OF THE MICROAGE, INC. 1995 DIRECTOR INCENTIVE PLAN, AS AMENDED

        The MicroAge, Inc. 1995 Director Incentive Plan (the "Director Plan") authorizes grants of Director Options and shares of Director Restricted Stock to all non-employee directors of the Company. Currently, the Company's Board of Directors is composed of five (5) non-employee directors. The stockholders of the Company approved the Director Plan on March 15, 1995, and the Director Plan became effective November 1, 1995. The closing price for the Common Stock on February 6, 1998, as reported on the Nasdaq National Market, was $12.50 per share.

        The Company's Board of Directors has approved and recommends that the stockholders approve amendments to the Director Plan (the "1998 Amendments"). These 1998 Amendments include (1) increasing the number of shares of Common Stock available for awards under the Director Plan from 80,000 to 250,000; (2) creating grants of 1,000 shares of Director Restricted Stock and 2,500 Director Options to an individual upon first becoming a non-employee director; (3) increasing the number of annual grants of Director Options from 1,000 to 2,500;
(4) permitting the Company's Board of Directors or a committee of the Board to grant Director Options and Director Restricted Stock at its discretion; (5) allowing non-vested Director Restricted Stock to continue to vest for up to three years following the cessation of an individual's service as a director; and (6) allowing Director Options to continue to vest following the cessation of an individual's service as a director.

        The Company's Board of Directors believes these changes will enhance the value of the Company by (i) strengthening the Company's ability to attract and retain the services of experienced and knowledgeable persons as directors of the Company, and (ii) more closely linking the personal interest of directors to those of the Company's stockholders. The following summary of the Director Plan and the 1998 Amendments is qualified in its entirety by reference to the Director Plan, as amended, a copy of which is attached to this proxy statement as Appendix C.

Description of the Available Awards

        The amended Director Plan provides that on November 1 of each year, commencing in 1998 and ending in 2004, each person serving as a director of the Company on that date, who is not also an employee of the Company, will automatically be granted (i) 1,000 shares of Director Restricted Stock, and (ii) 2,500 Director Options. The amended Director Plan also provides that on the date of the first Board meeting at which a non-employee director first serves on the Company's Board of Directors that person will automatically be granted 1,000 shares of Director Restricted Stock and 2,500 Director Options.

Director Restricted Stock

        The restrictions on the Director Restricted Stock will lapse subject to one ownership hurdle and two vesting hurdles as follows:

                 a. The ownership hurdle requires that the director own (for at least one year) unrestricted Company Common Stock equal to at least two times the combined number of shares of Director Restricted Stock that will lapse and that have previously lapsed under the Director Plan; and

                 b. The Director Restricted Stock has two vesting hurdles. First, the Director Restricted Stock vests in one-third increments over the three years following the date of grant. Second, the Director Restricted Stock vests in one-third increments following the date of grant only if the Company's Common Stock trades above certain specified prices after the first vesting hurdle occurs. The stock price hurdles are determined by reference to the fair market value of the Common Stock on the date of grant increased by 10 percent for each of the one-third increments following the date of grant.

        If the director granted shares of Director Restricted Stock under the Director Plan ceases to be a director, the Director Restricted Stock will continue to vest subject to the restriction hurdles until three years after the director's service terminates, at which time any remaining Director Restricted Stock shall be forfeited. In the year in which the restrictions lapse, Section 83 of the Internal Revenue Code ("Code") requires the director to include in taxable income the fair market value of the Common Stock received. The Company is entitled to a corresponding deduction at the same time. Instead of postponing the tax consequences of a Director Restricted Stock award until the applicable restrictions lapse, a director may elect to include in taxable income the fair market value of the Director Restricted Stock received in the year of the award by filing an appropriate election with the Internal Revenue Service within thirty days of the date of the award. The election is made under Section 83(b) of the Code.

Director Options

        The option price for the Director Options is the fair market value of the Common Stock on the relevant grant date, which for annual grants is November 1, and for initial grants is the date the director begins service on the Board. Each Director Option has two vesting hurdles. First, the Director Options vest in one-third increments over the three-year period following the date of grant. Second, the Director Options vest in one-third increments over the three years following the date of grant only if the Common Stock trades above a certain price after the first vesting hurdle occurs. The stock price hurdles are determined by reference to the fair market value of the Common Stock on the date of grant increased by 10 percent for each of the one-third increments following the date of grant. The Director Options will, in any event, vest nine years after the date of grant even if the stock price hurdles are not met.

        If a director granted Director Options under the Director Plan ceases to be a director for any reason, those Director Options that are fully vested and exercisable will remain fully vested and exercisable and those Director Options that are not fully vested and exercisable will continue to vest according to the vesting hurdles.

        The grant of an Director Option to a non-employee director under the Director Plan will not produce any taxable income to the director, and the Company will not be entitled to a deduction at that time. On the date the Director Option is exercised, the director recognizes ordinary income equal to the difference between the fair market value of the Common Stock at the date of exercise and the exercise price. The Company is entitled to a corresponding deduction in the same amount and in the same year in which the director recognizes income.

        The following table shows the grants that will be made during fiscal year 1998 under the Director Plan assuming that the plan is approved by the Stockholders and that the current compensation of the Board does not change.

--------------------------------------------------------------------------------
           Name and Position                Dollar Values ($)   Number of Units
--------------------------------------------------------------------------------
          Jeffrey D. McKeever                       0                  0(1)
      Chairman of the Board and
        Chief Executive Officer
--------------------------------------------------------------------------------
          Robert G. O'Malley                        0                  0(1)
               President
--------------------------------------------------------------------------------
             Alan P. Hald                           0                  0
            Secretary; and
 President, MicroAge Enterprises, Inc.
--------------------------------------------------------------------------------
            James R. Daniel                         0                  0(1)
Senior Vice President, Chief Financial
      Officer, and Treasurer; and
   President, Headquarters Services
--------------------------------------------------------------------------------
         Christopher J. Koziol                      0                  0(1)
  Senior Vice President - Sales; and
     President, Distribution Group
--------------------------------------------------------------------------------
            Executive Group                         0                  0(1)
             (12 persons)
--------------------------------------------------------------------------------
      Non-Employee Director Group             $75,000(2)          21,000(3)
              (6 persons)
--------------------------------------------------------------------------------
         Non-Executive Officer                      0                  0(1)
            Employee Group
--------------------------------------------------------------------------------


(1) These individuals and groups would not be participants in the Director Plan, as amended, but are required by Securities and Exchange Commission rules to be listed in this table.

(2) Based on the closing price of a share of the Company's Common Stock on February 6, 1998 ($12.50) multiplied by 6,000, 5,000 of which is the aggregate number of Director Restricted Stock shares to be granted to the Company's non-employee directors (except Mr. Israel whose term will expire at the 1998 Annual Meeting) on November 1, 1998, and 1,000 of which is the number of Director Restricted Stock shares to be granted to Mr. Freidheim as an individual first serving as a non-employee director in 1998. On November 1 of each year beginning in 1998 and ending in 2004, each non-employee director would be granted 1,000 Director Restricted Shares.

(3) Reflecting 1,000 shares of Director Restricted Stock and 2,500 Director Options to be granted to each of the Company's non-employee directors on November 1, 1998, and 1,000 Director Restricted Stock Shares and 2,500 Director Options to be granted to Mr. Freidheim as an individual first serving as a non-employee director in 1998. On November 1 of each year beginning in 1998 and ending in 2004, each non-employee director would be granted 1,000 Director Restricted Stock Shares and 2,500 Director Options. Each individual first serving as a non-employee director during the period beginning in 1998 and ending in 2004 would receive 1,000 Director Restricted Stock and 2,500 Director Options upon first becoming a non-employee director.

The Board of Directors recommends a vote for Proposal 3.
--------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On April 27, 1990, the Company and Mr. Israel entered into the Company and Purchasers Rights Agreement (the "Rights Agreement"), pursuant to which Mr. Israel agreed with the Company that neither he nor his affiliates (as defined in the Rights Agreement) would for a period from April 27, 1990 until such time as he and his affiliates beneficially own less than 25,000 shares, acquire more than 5% of the Company's outstanding capital stock without the Company's prior consent. Mr. Israel also agreed, and agreed to cause his Purchaser Affiliates (as such term is defined in the Rights Agreement), not to enter into voting agreements, participate in proxy solicitations or similar activities intended to cause shares of the Company's stock to be voted contrary to the recommendation of the Board of Directors of the Company, or to challenge the performance of the Company's management in order to acquire control of the Company, to call or seek to call any meeting of stockholders of the Company, to form or join a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, or to engage in certain other activities with a similar purpose. Mr. Israel (and his Purchaser Affiliates) also agreed not to dispose of his shares except subject to certain limitations. The Rights Agreement also contains certain other covenants by the parties thereto, including the granting by the Company to Mr. Israel of certain registration rights with respect to the Common Stock and the voting agreements with respect to the Company's Voting Stock (as defined in the Rights Agreement). Mr. Israel (and his Purchaser Affiliates) also granted the Company a right of first refusal to repurchase shares of Common Stock that are subject to the agreement if he wishes (or certain of his transferees wish) to dispose of them, all as provided in the Rights Agreement. Mr. Israel also agreed to vote his shares of Common Stock as described under "Other Information Regarding the Board of Directors -- Voting Agreement."

        The  Company  has  entered  into  employment   agreements  with  Messrs.
McKeever, Hald, O'Malley, Daniel, and Koziol. See "Executive Compensation -- Employment Contracts and Related Matters."


      SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE REQUIREMENTS

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Based solely on its review of the copies of such forms received by it, the Company believes that, except as discussed below, during fiscal year 1997 all filing requirements applicable to its directors, officers, and greater than 10% beneficial owners were complied with. A Form 4 was not timely filed (although such Form 4 was subsequently filed) for a single grant of 1997 MEP options to each of John S. Lewis, James G. Manton, Robert G. O'Malley, and Jeffrey M. Swanson. See footnote 3 to the "Summary Compensation Table" for a discussion of the 1997 MEP.

                                    AUDITORS

        The Board of Directors has appointed Price Waterhouse LLP to audit the consolidated financial statements of the Company for the fiscal year ending November 1, 1998. Representatives of Price Waterhouse LLP are expected to be present at the meeting and will be available to respond to appropriate questions and may make a statement if they so desire.


                      STOCKHOLDER NOMINATIONS AND PROPOSALS

        The Company's By-Laws require that there be furnished to the Company written notice with respect to the nomination of a person for election as a director (other than a person nominated at the direction of the Board of Directors), as well as the submission of a proposal (other than a proposal submitted at the direction of the Board of Directors), at a meeting of stockholders. In order for any such nomination or submission to be proper, the notice must contain certain information concerning the nominating or proposing stockholder, and the nominee or the proposal, as the case may be, and must be furnished to the Company generally not less than 60 nor more than 90 days prior to the first anniversary date of the preceding year's annual meeting. To properly bring a director nomination or other matter before the 1999 Annual Meeting of Stockholders, the nomination or proposal must be received by February 1, 1999. A copy of the applicable By-Law provision may be obtained, without charge, upon written request to the Secretary of the Company at its principal executive offices in Tempe, Arizona.

        In addition to the foregoing, in accordance with the rules of the Securities and Exchange Commission, any proposal that a stockholder intends to present at the 1999 Annual Meeting of Stockholders must be received by the Company by October 21, 1998 to be eligible for inclusion in the proxy statement and proxy form relating to such meeting.


                                OTHER INFORMATION

        The Company's consolidated financial statements are included in Appendix A to this Proxy Statement and in the Annual Report on Form 10-K for the fiscal year ended November 2, 1997 (the "1997 Form 10-K") that the Company has filed with the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

        A COPY OF THE 1997 FORM 10-K IS AVAILABLE UPON WRITTEN REQUEST AT NO CHARGE TO STOCKHOLDERS BY CONTACTING MICROAGE, INC. INVESTOR RELATIONS, 2400 SOUTH MICROAGE WAY, TEMPE, ARIZONA 85282-1896, (602) 929-2414.

                                   APPENDIX A

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

During fiscal 1997, the Company made several acquisitions, three of which have been accounted for as poolings of interest. Accordingly, the Company's consolidated financial statements have been restated to include the accounts and operations of the pooled companies for all periods presented. See Note 3 to the Company's Consolidated Financial Statements on page A-15.

Certain statements contained in this Item may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of revenue and net income and issues that may affect revenue or net income; projections of capital expenditures; plans for future operations; financing needs or plans; plans relating to the Company's products and services; and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information. Some of the important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements made by the Company include, but are not limited to, the following: intense competition; narrow margins; dependence on supplier incentive funds; product supply and dependence on key vendors; potential fluctuations in quarterly results; risks of declines in inventory values; no assurance of successful acquisitions or investments; the capital intensive nature of the Company's business; dependence on information systems; year 2000 issues; dependence on independent shipping companies; rapid technological change; and possible volatility of stock price. The Company undertakes no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Results of Operations

         The following table sets forth, for the indicated periods, data as percentages of total revenue:


                                                                   Fiscal years ended
                                                 ------------------------------------------------------
                                                     Nov. 2,             Nov. 3,            Oct. 29,
                                                      1997                1996                1995
                                                 --------------      --------------      --------------
Revenue                                          $    4,446,308      $    3,696,160      $    3,098,976
Cost of sales                                              93.0%               93.9%               94.3%
                                                 --------------      --------------      --------------
Gross profit                                                7.0                 6.1                 5.7
Operating and other expenses
      Operating expenses                                    5.4                 5.0                 4.7
      Restructuring and other one-time charges              --                  --                  0.3
                                                 --------------      --------------      --------------
                 Total                                      5.4                 5.0                 5.0
                                                 --------------      --------------      --------------

Operating income                                            1.6                 1.1                  .7
Other expenses - net                                         .6                  .4                  .5
                                                 --------------      --------------      --------------
Income before income taxes                                  1.0                  .7                  .2
Provision for income taxes                                   .4                  .3                  .1
                                                 --------------      --------------      --------------
Net income                                                   .6%                 .4%                 .1%
                                                 ==============      ==============      ==============


Fiscal Year Ended November 2, 1997 Versus Fiscal Year Ended November 3, 1996

The fiscal year ended November 2, 1997 included 52 weeks, while the fiscal year ended November 3, 1996 included 53 weeks. See Note 1 to the Company's Consolidated Financial Statements on page A-12.

Total Revenue. Total revenue during fiscal 1997 was $4.4 billion, $2.8 billion (63%) of which was attributable to the Company's distribution business, and $1.6 billion (37%) of which was attributable to the Company's systems integration business. The Company's distribution business is conducted through the MicroAge Distribution Group, which provides more than 20,000 technology hardware and software products and value-added services to reseller customers worldwide. The Company's systems integration business is conducted through the MicroAge Integration Group, which provides distributed computing solutions to large corporations, government agencies, and educational institutions worldwide through a global network of qualified resellers, which includes affiliated branches and Company-owned resellers.

Total revenue increased $750 million, or 20%, for the fiscal year ended November 2, 1997 as compared to the fiscal year ended November 3, 1996. This revenue increase included a $633 million, or 30%, increase in distribution business revenue and a $106 million, or 7%, increase in systems integration business revenue.

The increase in revenue was attributable to sales to resellers added since November 3, 1996, increased demand for the Company's major suppliers' products, improved product availability, the Company's addition of new product offerings, the growth of the microcomputer products industry and acquisitions of reseller locations.

Gross Profit Percentage. The Company's gross profit percentage was 7.0% for the fiscal year ended November 2, 1997 and 6.1% for the fiscal year ended November 3, 1996.

The increase in the Company's gross profit percentage results primarily from a higher service content in revenues, which generates higher margins, the growth of the Company's integration business, including acquisitions of reseller locations (which generally have higher gross margin and operating expense percentages than the Company's other business groups), and increasing supplier incentives and early pay discounts.

Supplier incentives recognized by the Company in fiscal 1997 have increased significantly from 1996 levels. The Company believes that this increase is a result of suppliers attempting to be more price competitive without lowering suggested prices. For the most part, these incentives are based on sales volume. A large portion of the incentives are passed on to the Company's customers.

However, a portion of the incentives have positively impacted the Company's income. There can be no assurance that supplier incentive funds will continue at levels experienced in fiscal 1997. A substantial reduction in the supplier funds available to the Company would have a material adverse effect on the Company's results of operations.

Future gross profit percentages may be affected by market pressures, the introduction of new Company initiatives, changes in revenue mix, future acquisitions, changes in supplier incentive funds, the Company's utilization of early payment discount opportunities, supplier pricing actions, and other competitive and economic pressures. See "Potential Fluctuations in Operating Results" below for information regarding industry trends that may affect future gross profit percentages.

Operating Expense Percentage. As a percentage of revenue, operating expenses increased to 5.4% for the fiscal year ended November 2, 1997 compared to 5.0% for the fiscal year ended November 3, 1996. The increase in operating expenses as a percentage of revenue was primarily due to acquisitions of reseller locations (which generally have higher gross margin and operating expense percentages than the Company's other business groups) and to increased spending in support of electronic commerce initiatives and capacity expansion in personnel, systems and facilities.

Other Expenses - Net. Other expenses - net increased to $27.4 million for the fiscal year ended November 2, 1997 from $13.8 million for the fiscal year ended November 3, 1996. The increase was primarily attributable to increases in average daily borrowings to support higher inventory and accounts receivable levels and to take advantage of early payment discount opportunities. The early pay discounts are reflected in the Company's gross profit.

UPS Strike - Impact on Earnings Per Share. On August 4, 1997, Teamsters union members went on strike against United Parcel Service (UPS). The strike lasted 15 days and impacted the Company through increased delivery times, increased transportation costs and decreased call center revenue and profit. Because of the brevity of the strike, the higher transportation costs were not passed on by the Company to its customers. The UPS strike resulted in approximately a $0.03 decrease in earnings per share for fiscal 1997.

Fiscal Year Ended November 3, 1996 Versus Fiscal Year Ended October 29, 1995

The fiscal year ended November 3, 1996 included 53 weeks, while the fiscal year ended October 29, 1995 included 52 weeks. See Note 1 to the Company's Consolidated Financial Statements on page A-12.

Total Revenue. Total revenue increased $597 million, or 19%, to $3.7 billion for the fiscal year ended November 3, 1996 as compared to the fiscal year ended October 29, 1995. This revenue increase included a $422 million, or 25%, increase in distribution business revenue and a $236 million, or 18%, increase in systems integration business revenue, partially offset by a decrease in revenue due to the sale of the Company's memory distribution business in the fourth quarter of fiscal year 1995.

These revenue increases were primarily due to sales to resellers (primarily non-franchised resellers) added since October 29, 1995, the Company's focus on large account sales, increased demand for the Company's major vendors' products and the Company's addition of new product lines.

Gross Profit Percentage. The Company's gross profit percentage was 6.1% for the fiscal year ended November 3, 1996 and 5.6% for the fiscal year ended October 29, 1995. This increase was primarily due to the growth of the Company's integration business.

Operating Expense Percentage. As a percentage of revenue, operating expenses were 5.0% for the fiscal years ended November 3, 1996 and October 29, 1995. Operating expenses increased from $153.4 million for fiscal 1995 to $186.3 million for fiscal 1996. The increase was primarily due to increased costs as a result of higher volumes.

Restructuring and Other One-Time Charges. During the fourth quarter of fiscal 1995, the Company approved and implemented actions targeted at reducing the Company's future cost structure and improving its profitability. These actions included, among other things, (i) the sale of the Company's memory distribution business, (ii) outsourcing a certain business function and (iii) a reduction in the number of the Company's employees. The Company's consolidated statement of income for fiscal 1995 includes $9.0 million of pretax charges ($5.4 million net of tax benefits, or $0.38 per share) for restructuring and other one-time charges. See Note 15 of the Company's Consolidated Financial Statements on page A-25 for additional information regarding the 1995 restructuring charges.

Other Expenses - Net. Other expenses - net decreased to $13.8 million for the fiscal year ended November 3, 1996 from $15.9 million for the fiscal year ended October 29, 1995. The decrease is primarily attributable to a decrease in net financing costs during the year as a result of the Company's focus on inventory management during the 1996 fiscal year. Days cost of sales in ending inventory decreased from 38 days at October 29, 1995 to 33 days at November 3, 1996.

Potential Fluctuations in Operating Results

The Company's operating results may vary significantly from quarter to quarter depending on certain factors, including, but not limited to, demand for the Company's information technology products and services, the amount of supplier incentive funds received by the Company, the results of acquired businesses, product availability, competitive conditions, new product introductions, changes in customer order patterns and general economic conditions. In particular, the Company's operating results are sensitive to changes in the mix of product and service revenues, product margins, inventory adjustments, and interest rates. Although the Company attempts to control its expense levels, these levels are based, in part, on anticipated revenues. Therefore, the Company may not be able to control spending in a timely manner to compensate for any unexpected revenue shortfall. As a result, quarterly period-to-period comparisons of the Company's financial results are not necessarily meaningful and should not be relied upon as an indication of future performance. In addition, although the Company's financial performance has not exhibited significant seasonality in the past, the Company and the computer industry in general tend to follow a sales pattern with peaks occurring near the end of the calendar year, due primarily to special vendor promotions and year-end business purchases.

Liquidity and Capital Resources

The Company has financed its growth and cash needs to date primarily through working capital financing facilities, bank credit lines, common stock offerings and cash generated from operations. The primary uses of cash have been to fund increases in inventory and accounts receivable resulting from increased sales. If the Company is successful in achieving continued revenue growth, its working capital requirements will continue to increase.

The Company has acquired or invested in, and intends to acquire or invest in, resellers to increase core service competencies, expand the Company's geographic coverage in key market areas, and strengthen the Company's direct relationships with end-user customers. During fiscal 1997, the Company completed seven acquisitions. In addition to cash and other consideration, the Company issued 2,617,007 shares of common stock in connection with the acquisitions. See Note 3 to the Company's Consolidated Financial Statements on page A-15 for additional information regarding these acquisitions. The Company has completed three additional acquisitions since the end of fiscal 1997 in exchange for 1,623,382 shares of common stock. In addition to these acquisitions, the Company made investments in or loans to companies totaling $2.4 million during fiscal 1997. See Note 13 to the Company's Consolidated Financial Statements on page A-24 for information regarding non-cash investment activities. The Company's future acquisitions or investments may be made utilizing cash, stock or a combination of cash and stock.

Cash provided by operating activities was $9.4 million in 1997 as compared to $44.7 million in 1996. The decrease was primarily due to a change in cash used by inventory and accounts payable. During fiscal 1997, $5.6 million was used in operating activities for inventory and accounts payable compared to $77.3 million provided by inventory and accounts payable during 1996. The cash provided in 1996 was the result of a decrease in days cost of sales in ending inventory from 37 days at the end of 1995 to 33 days at the end of 1996, while accounts payable days increased from 47 days to 48 days for the same period. Days cost of sales in ending inventory increased from 33 days at November 3, 1996 to 35 days at November 2, 1997, while days cost of sales in ending accounts payable increased from 48 days to 49 days for the same period.

The change in cash provided by inventory and accounts payable was partially offset by a decrease in cash used by accounts receivable from $84.8 million for 1996 to $32.7 million for 1997. The change in cash used by accounts receivable was primarily due to an increase in receivables sold under a financing facility (see discussion below) from $190.8 million at November 3, 1996 to $278.8 million at November 2, 1997. Days sales in ending receivables adjusted for the sold receivables were 42 days at November 2, 1997 compared to 43 days at November 3, 1996.

Cash used in investing activities increased from $28.9 million in 1996 to $38.3 million in 1997 due to an $11.7 million increase in purchases of property and equipment as a result of increased spending for electronic commerce initiatives and capacity expansion in systems and facilities.

Cash provided by financing activities was $30.8 million in 1997 compared to cash used in 1996 of $8.0 million. The change was primarily due to increased borrowings under the Company's line of credit.

The Company maintains three financing agreements (the "Agreements") with financing facilities totaling $675 million. The Agreements include an accounts receivable facility (the "A/R Facility") and inventory financing facilities (the "Inventory Facilities").

Under the A/R Facility, the Company has the right to sell certain accounts receivable from time to time, on a limited recourse basis, up to an aggregate amount of $350 million sold at any given time. At November 2, 1997, the net amount of sold accounts receivable was $278.8 million.

The Inventory Facilities provide for borrowings up to $325 million. Within the Inventory Facilities, the Company has lines of credit for the purchase of inventory from selected product suppliers ("Inventory Lines of Credit") of $175 million and a line of credit for general working capital requirements ("Supplemental Line of Credit") of $150 million. Payments for products purchased under the Inventory Lines of Credit vary depending upon the product supplier, but generally are due between 45 and 60 days from the date of the advance. Amounts borrowed under the Supplemental Line of Credit may remain outstanding until the expiration date of the Agreements (August 2000). No interest or finance charges are payable on the Inventory Lines of Credit if payments are made when due. At November 2, 1997, the Company had $76.6 million outstanding under the Inventory Lines of Credit (included in accounts payable in the accompanying Balance Sheets), and $30.7 million outstanding under the Supplemental Line of Credit.

Of the $675 million of financing capacity represented by the Agreements, $288.9 million was unused as of November 2, 1997. Utilization of the unused portion is dependent upon the Company's collateral availability at the time the funds would be needed. There can be no assurance that the Company will be able to borrow adequate amounts on terms acceptable to the Company.

Borrowings under the Agreements are secured by substantially all of the Company's assets, and the Agreements contain certain restrictive covenants, including working capital and tangible net worth requirements, and ratios of debt to tangible net worth and current assets to current liabilities. At November 2, 1997, the Company was in compliance with these covenants.

In addition to the financing facilities discussed above, the Company maintains an accounts receivable purchase agreement (the "Purchase Agreement") with a commercial credit corporation (the "Buyer") whereby the Buyer agrees to purchase, from time to time at its option, on a limited recourse basis, certain accounts receivable of the Company.

Under the terms of the Purchase Agreement, no finance charges are assessed if the accounts are settled within forty days. At November 2, 1997, the net amount of sold accounts receivable under the Purchase Agreement was $10.9 million.

The Company also maintains trade credit arrangements with its suppliers and other creditors to finance product purchases. A few major suppliers maintain security interests in their products sold to the Company.

The unavailability of a significant portion of, or the loss of, the Agreements or trade credit from suppliers would have a material adverse effect on the Company.

Although the Company has no material capital commitments, the Company expects to make capital expenditures of approximately $30 to $35 million in the next fiscal year.

Inflation

The Company believes that inflation has generally not had a material impact on its operations or liquidity to date.

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and
Stockholders of MicroAge, Inc.

         In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and stockholders' equity and of cash flows present fairly, in all material respects, the financial position of MicroAge, Inc. and its subsidiaries at November 2, 1997 and November 3, 1996, and the results of their operations and their cash flows for the fiscal years ended November 2, 1997, November 3, 1996, and October 29, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Phoenix, Arizona
December 9, 1997

                                 MICROAGE, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)

                                                 ASSETS

                                                                      November 2,         November 3,
                                                                         1997                1996
                                                                     ------------        ------------

Current assets:
    Cash and cash equivalents                                        $     24,029        $     22,078
    Accounts and notes receivable, net                                    330,172             290,115
    Inventory, net                                                        478,089             331,743
    Other                                                                  11,560              11,495
                                                                     ------------        ------------
        Total current assets                                              843,850             655,431

Property and equipment, net                                                73,747              54,049
Intangible assets, net                                                     43,766              17,499
Other                                                                      12,770               9,342
                                                                     ------------        ------------

        Total assets                                                 $    974,133        $    736,321
                                                                     ============        ============

                                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                 $    672,158        $    511,167
    Accrued liabilities                                                    22,545              25,464
    Current portion of long-term obligations                                2,744               2,121
    Other                                                                   3,545               3,627
                                                                     ------------        ------------
        Total current liabilities                                         700,992             542,379

Line of credit                                                             30,650                --
Long-term obligations                                                       4,537               3,892

Stockholders' equity:
    Preferred stock, par value $1.00 per share;                              --                  --
        Shares authorized: 5,000,000
        Issued and outstanding:  none
    Common stock, par value $.01 per share;
        Shares authorized: 40,000,000
        Issued: November 2, 1997 -- 17,849,929
                November 3, 1996 -- 16,578,451                                178                 165
    Additional paid-in capital                                            148,201             124,332
    Retained earnings                                                      90,392              66,484
    Loan to ESOT                                                             --                  (207)
    Treasury stock, at cost;
        Shares: November 2, 1997 -- 80,378
                November 3, 1996 -- 97,029                                   (817)               (724)
                                                                     ------------        ------------
        Total stockholders' equity                                        237,954             190,050
                                                                     ------------        ------------

        Total liabilities and stockholders' equity                   $    974,133        $    736,321
                                                                     ============        ============

       The accompanying notes are an integral part of these consolidated financial statements.

                                 MICROAGE, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)

                                                                        Fiscal years ended
                                                            ------------------------------------------
                                                            November 2,     November 3,     October 29,
                                                               1997            1996            1995
                                                            ----------      ----------      ----------
Revenue                                                     $4,446,308      $3,696,160      $3,098,976

Cost of sales                                                4,136,628       3,471,009       2,924,652
                                                            ----------      ----------      ----------

Gross profit                                                   309,680         225,151         174,324

Operating and other expenses
   Operating expenses                                          238,977         186,387         144,341
   Restructuring and other one-time charges                       --              --             9,029
                                                            ----------      ----------      ----------
       Total                                                   238,977         186,387         153,370
                                                            ----------      ----------      ----------

Operating income                                                70,703          38,764          20,954

Other expenses - net                                            27,366          13,755          15,854
                                                            ----------      ----------      ----------

Income before income taxes                                      43,337          25,009           5,100

Provision for income taxes                                      18,372          10,899           1,466
                                                            ----------      ----------      ----------

Net income                                                  $   24,965      $   14,110      $    3,634
                                                            ==========      ==========      ==========

Net income per common and
   common equivalent share                                  $     1.40      $     0.84      $     0.22
                                                            ==========      ==========      ==========

Weighted average common and
   common equivalent shares
   outstanding                                                  17,810          16,781          16,236



       The accompanying notes are an integral part of these consolidated financial statements.

                                 MICROAGE, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                Increase (Decrease) in Cash and Cash Equivalents
                                 (in thousands)

                                                                           Fiscal years ended
                                                                 ------------------------------------
                                                                 November 2,  November 3,  October 29,
                                                                    1997        1996          1995
                                                                 ----------   ----------   ----------
Cash flows from operating activities:
  Net income                                                      $  24,965    $  14,110    $   3,634
  Adjustments to reconcile net income to
     net cash provided by operating activities:
       Depreciation and amortization                                 24,002       20,837       15,593
       Provision for losses on accounts and notes receivable          9,208        8,944        6,280
       Non-cash restructuring and other one-time charges               --           --          7,410
       Changes in assets and liabilities
         net of business acquisitions:
           Accounts and notes receivable                            (32,705)     (84,825)     (59,159)
           Inventory                                               (144,640)     (24,861)       4,798
           Other current assets                                         (35)       1,933       (5,188)
           Other assets                                              (5,763)      (3,817)      (1,722)
           Accounts payable                                         139,047      102,192       59,310
           Accrued liabilities                                       (3,979)       9,920        2,707
           Other liabilities                                           (656)         225          391
                                                                  ---------    ---------    ---------

     Net cash provided by operating activities                        9,444       44,658       34,054

Cash flows from investing activities:
  Purchases of property and equipment                               (36,488)     (24,770)     (23,229)
  Purchases of businesses and investments
       in unconsolidated companies, net of cash acquired             (1,810)      (4,150)      (6,099)
                                                                  ---------    ---------    ---------

     Net cash used in investing activities                          (38,298)     (28,920)     (29,328)

Cash flows from financing activities:
  Amounts received from ESOT                                            207          561          640
  Proceeds from issuance of stock, net of issuance costs              5,886        1,856        1,004
  Net borrowings under lines of credit                               30,349         --           --
  Shareholder distributions - pooled companies                       (1,057)      (2,245)      (1,510)
  Principal payments on long-term obligations                        (4,580)      (8,156)      (2,043)
                                                                  ---------    ---------    ---------

     Net cash provided by (used in) financing activities             30,805       (7,984)      (1,909)
                                                                  ---------    ---------    ---------

Net increase in cash and cash equivalents                             1,951        7,754        2,817

Cash and cash equivalents at beginning of period                     22,078       14,324       11,507
                                                                  ---------    ---------    ---------

Cash and cash equivalents at end of period                        $  24,029    $  22,078    $  14,324
                                                                  =========    =========    =========

Supplemental disclosure to cash flows - See Note 13


       The accompanying notes are an integral part of these consolidated financial statements.

                                  MICROAGE, INC
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                        (in thousands, except share data)

                                                             For the fiscal years ended November 2, 1997,
                                                                November 3, 1996 and October 29, 1995
                                                        ----------------------------------------------------

                                                                                   Additional
                                                        Preferred     Common         paid-in       Retained
                                                          stock       stock          capital       earnings
                                                        ---------    ---------     ----------      ---------

BALANCE at October 30, 1994                             $   --       $     161      $ 121,449      $  52,513
    Options for 192,147
      common shares exercised                               --               2          1,035           --
    Contribution of 34,991 treasury shares to
      employee benefit plan                                 --            --              115           --
    Loan payments from ESOT                                 --            --             --             --
    Distributions to shareholders' - pooled companies       --            --             --           (1,528)
    Net income                                              --            --             --            3,634
                                                        --------     ---------      ---------      ---------

BALANCE at October 29, 1995                                 --             163        122,599         54,619
    Options for 108,861
      common shares exercised                               --               1            934           --
    Contribution of 18,415 treasury shares to
      employee benefit plan                                 --            --                5           --
    Issuance of 110,932 shares under the
      employee stock purchase plan                          --               1            777           --
    Contributed capital - pooled company                    --            --               17           --
    Cancellation of convertible subordinated
      debentures due to acquisition                         --            --             --             --
    Loan payments from ESOT                                 --            --             --             --
    Distributions to shareholders' - pooled companies       --            --             --           (2,245)
    Net income                                              --            --             --           14,110
                                                        --------     ---------      ---------      ---------

BALANCE at November 3, 1996                                 --             165        124,332         66,484
    Options for 445,579
      common shares exercised                               --               5          4,050           --
    Contribution of 31,731 treasury shares to
      employee benefit plan                                 --            --              205           --
    Issuance of 99,703 shares under the
      employee stock purchase plan                          --               1          1,353           --
    Loan payments from ESOT                                 --            --             --             --
    Issuance of 108,417 shares to acquire
      KNB, Inc.                                             --               1          2,002           --
    Issuance of 609,779 shares to acquire
      Access MicroSystems, Inc.                             --               6         15,894           --
    Issuance of 8,000 restricted common shares
      to outside directors                                  --            --              122           --
    Unearned compensation -
      restricted common shares issued to directors          --            --             (122)          --
    Compensation expense-
      restricted common shares issued to directors          --            --               40           --
    Compensation expense-stock option excercise             --            --              325           --
    15,080 shares of treasury stock acquired through
      cashless stock option exercises                       --            --             --             --
    Distributions to shareholders - pooled companies        --            --             --           (1,057)
    Net income                                              --            --             --           24,965
                                                        --------     ---------      ---------      ---------

BALANCE at November 2, 1997                             $   --       $     178      $ 148,201      $  90,392
                                                        ========     =========      =========      =========





                                                                   For the fiscal years ended November 2, 1997,
                                                                      November 3, 1996 and October 29, 1995
                                                           -----------------------------------------------------------

                                                                          Note-stock                         Total
                                                            Loan to       purchase         Treasury      stockholders'
                                                              ESOT        agreement          stock          equity
                                                           ---------      ----------       ---------     -------------

BALANCE at October 30, 1994                                $  (1,408)      $  (2,000)      $  (1,123)      $ 169,592
    Options for 192,147
      common shares exercised                                   --              --              --             1,037
    Contribution of 34,991 treasury shares to
      employee benefit plan                                     --              --               261             376
    Loan payments from ESOT                                      640            --              --               640
    Distributions to shareholders' - pooled companies           --              --              --            (1,528)
    Net income                                                  --              --              --             3,634
                                                           ---------       ---------       ---------       ---------

BALANCE at October 29, 1995                                     (768)         (2,000)           (862)        173,751
    Options for 108,861
      common shares exercised                                   --              --              --               935
    Contribution of 18,415 treasury shares to
      employee benefit plan                                     --              --               138             143
    Issuance of 110,932 shares under the
      employee stock purchase plan                              --              --              --               778
    Contributed capital - pooled company                        --              --              --                17
    Cancellation of convertible subordinated
      debentures due to acquisition                             --             2,000            --             2,000
    Loan payments from ESOT                                      561            --              --               561
    Distributions to shareholders' - pooled companies           --              --              --            (2,245)
    Net income                                                  --              --              --            14,110
                                                           ---------       ---------       ---------       ---------

BALANCE at November 3, 1996                                     (207)           --              (724)        190,050
    Options for 445,579
      common shares exercised                                   --              --              --             4,055
    Contribution of 31,731 treasury shares to
      employee benefit plan                                     --              --               262             467
    Issuance of 99,703 shares under the
      employee stock purchase plan                              --              --              --             1,354
    Loan payments from ESOT                                      207            --              --               207
    Issuance of 108,417 shares to acquire
      KNB, Inc.                                                 --              --              --             2,003
    Issuance of 609,779 shares to acquire
      Access MicroSystems, Inc.                                 --              --              --            15,900
    Issuance of 8,000 restricted common shares
      to outside directors                                      --              --              --               122
    Unearned compensation -
      restricted common shares issued to directors              --              --              --              (122)
    Compensation expense-
      restricted common shares issued to directors              --              --              --                40
    Compensation expense-stock option excercise                 --              --              --               325
    15,080 shares of treasury stock acquired through
      cashless stock option exercises                           --              --              (355)           (355)
    Distributions to shareholders - pooled companies            --              --              --            (1,057)
    Net income                                                  --              --              --            24,965
                                                           ---------       ---------       ---------       ---------

BALANCE at November 2, 1997                                $    --         $    --         $    (817)      $ 237,954
                                                           =========       =========       =========       =========

              The accompanying notes are an integral part of these consolidated financial statements.

                                 MICROAGE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BUSINESS
-----------------

MicroAge, Inc. ("MicroAge") is a global systems integrator and a full-line distributor of information technology products and services. Information technology solutions offered by the Company include servers, desktops, mobile computing, mass storage, connectivity, imaging, peripherals, software, and component products. Unless the context otherwise requires, references to the "Company" include MicroAge, Inc. and its consolidated subsidiaries.

During fiscal 1997, the Company made several acquisitions which have been accounted for as poolings of interest. Accordingly, the Company's consolidated financial statements have been restated to include the accounts and operations of the acquired companies for all periods presented (see Note 3 below).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Principles of consolidation
---------------------------

The consolidated  financial  statements  include the accounts of the Company and
its  wholly-owned   subsidiaries.   All  material   intercompany   accounts  and
transactions have been eliminated.

Fiscal year
-----------

The Company's fiscal year ends on the Sunday nearest October 31 in each calendar year. The fiscal years ended November 2, 1997 and October 29, 1995 included 52 weeks. The fiscal year ended November 3, 1996 included 53 weeks.

Disclosures about fair value of financial instruments
-----------------------------------------------------

Financial instruments that are subject to fair value disclosure requirements are carried in the consolidated financial statements at amounts that approximate fair value.

Cash equivalents
----------------

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Cash overdrafts
---------------

Under the Company's cash management system, checks issued but not presented to banks frequently result in overdraft balances for accounting purposes. Such amounts, aggregating $45.4 and $65.0 million at November 2, 1997 and November 3, 1996, respectively, are included as a component of accounts payable in the accompanying consolidated balance sheets.

Accounts and notes receivable
-----------------------------

Accounts and notes receivable are comprised of amounts due from financing companies, end-users, and resellers and are net of an allowance for doubtful accounts of $10,933,000 and $8,731,000 at November 2, 1997 and November 3, 1996, respectively.

Inventory
---------

Inventory consisting of resale merchandise is stated at lower of cost (first-in, first-out method) or market. International Business Machines Corporation ("IBM") products totaling $79,436,000 and $43,231,000 included in inventory at November 2, 1997 and November 3, 1996, respectively, are subject to a reservation of the title in IBM for the purpose of assuring that such products are sold and delivered only to IBM-authorized personal computer dealers; such reservation does not prohibit the Company from granting security interests to other parties.

During the fiscal year ended November 2, 1997, sales of COMPAQ Computer Corporation, Hewlett-Packard Company and IBM products accounted for approximately 23%, 20% and 14%, respectively, of the Company's revenue from sales of merchandise. The sales of no other individual vendor's products accounted for more than 10% of such revenue during the fiscal year ended November 2, 1997.

Property and equipment
----------------------

Property and equipment are recorded at cost and are depreciated on the straight-line method over their estimated useful lives. Equipment under capital lease is recorded at the lower of fair market value or the present value of future lease payments and is amortized on the straight-line method over the estimated useful life or the term of the lease, whichever is less.

The following reflects the estimated lives by category of property and equipment:

         Furniture, fixtures, equipment and software   3 to 7 years
         Equipment under capital lease                 3 to 5 years
         Leasehold improvements                        3 to 5 years

Expenditures for maintenance and repairs are charged to operations in the year in which the expense is incurred.

Intangible assets
-----------------

Intangible assets are amortized over their economic lives ranging from three to fifteen years using the straight-line method. For acquisitions accounted for under the purchase method, the excess of cost over the fair value of net identifiable assets acquired is classified as goodwill and is included in intangible assets. On an ongoing basis, the Company reviews the valuation and amortization of goodwill. As part of this review, the Company estimates the net realizable value of goodwill and assesses whether the unamortized balance could be recovered through expected future cash flows over the remaining life of the asset. At November 2, 1997 and November 3, 1996, no impairment was indicated. Intangible assets are net of $7,264,000 and $5,343,000 of accumulated amortization at November 2, 1997 and November 3, 1996, respectively.

Revenue recognition
-------------------

Revenue from product sales is recognized at the time of shipment. Revenue associated with service contracts is deferred and recognized ratably over the service period of the contract.

Supplier Incentive funds
------------------------

In general, suppliers provide the Company with various incentive programs. The funds received under these programs are generally determined based on the Company's purchases and/or sales of the suppliers' product. The funds are earned through marketing programs or meeting purchasing or other objectives established by the suppliers. Once earned, the funds are applied against product cost or operating expenses.

Accounting for stock based compensation
---------------------------------------

The Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS 123") in 1997. As permitted by SFAS 123, the Company continues to measure compensation cost in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") but provides pro forma disclosures of net income and earnings per share as if the fair value method (as defined in SFAS 123) had been applied beginning in 1996 (see Note 8).

Income taxes
------------

Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled.

Income per common share
-----------------------

Income per common and common equivalent share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period. Dilutive common equivalent shares consist of stock options and warrants using the treasury stock method. The weighted average common and common equivalent shares consist of the following:

                                                              Fiscal years ended
                                                    --------------------------------------
                                                    November 2,   November 3,   October 29,
                                                       1997          1996          1995
                                                    ----------    ----------    ----------
                                                                (in thousands)
   Weighted average common shares                       16,906        16,307        16,031
   Dilutive effect of stock options and warrants           904           474           205
                                                    ----------    ----------    ----------


   Weighted average common and common
     equivalent shares outstanding                      17,810        16,781        16,236
                                                    ==========    ==========    ==========

The amounts of per share earnings on the fully diluted basis are not required to be presented in the consolidated statements of income since the additional dilution is less than 3%.

Franchising Activities
----------------------

MicroAge distributes its products and services through a network of franchised and affiliated resellers and Company-owned locations. In fiscal 1997, 231 franchised resellers were added and 110 were eliminated due to transferring to an affiliate agreement, closing or terminating their agreement or being acquired by the Company, resulting in 900 franchised reseller locations at November 2, 1997. There were 40 Company-owned locations at November 2, 1997. In fiscal 1997, total revenue and total cost of sales from Company-owned locations were $810,275,000 and $699,980,000, respectively.

Reclassifications
-----------------

Certain prior year amounts have been reclassified to conform with current year financial statement presentation.

Use of Estimates
----------------

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 3 - ACQUISITIONS
---------------------

Poolings of Interest
--------------------

During fiscal 1997, the Company completed three separate acquisitions of resellers that were accounted for as poolings of interest. The Company issued an aggregate 1,898,811 common shares in exchange for all of the outstanding shares of these companies (the "Pooled Enterprises"). The Company's consolidated financial statements have been restated to include the accounts and operations of the Pooled Enterprises for all periods presented.

The results of operations previously reported by the Company and the Pooled Enterprises and the combined amounts presented in the accompanying consolidated financial statements are summarized below (in thousands).

                                                Pooled
                             MicroAge, Inc.   Enterprises    Combined
                             --------------   -----------    --------

         Fiscal year 1996:

         Revenue               $3,516,446     $  179,714    $3,696,160
         Net income            $   13,253     $      857    $   14,110


         Fiscal year 1995:

         Revenue               $2,941,100     $  157,876    $3,098,976
         Net income            $      241     $    3,393    $    3,634

Purchases
---------

During fiscal 1997, the Company completed four separate acquisitions that were accounted for using the purchase method of accounting. In each case, the purchase price was allocated to the assets purchased and the liabilities assumed based on fair values at the date of acquisition. These acquisitions are as follows:

In December 1996, the Company acquired an imaging company for consideration of $1.2 million consisting of cash and the forgiveness of debt. The excess of the purchase price over the fair value of net assets acquired was approximately $1.3 million and is being amortized using the straight-line method over 7 years.

In February 1997, the Company acquired a reseller for consideration of $4.0 million consisting of the assumption of liabilities. The excess of the purchase price over the fair value of net assets acquired was approximately $4.0 million and is being amortized using the straight-line method over 15 years.

In July 1997, the Company acquired a reseller for consideration of $2.0 million consisting of 108,417 common shares. The excess of the purchase price over the fair value of net assets acquired was approximately $5.7 million and is being amortized using the straight-line method over 15 years.

In September 1997, the Company acquired a reseller for consideration of $16.4 million consisting of 609,779 shares of the Company's common stock. The excess of the purchase price over the fair value of net assets acquired was approximately $16.9 million and is being amortized using the straight-line method over 15 years.

NOTE 4 - PROPERTY AND EQUIPMENT
-------------------------------

Property and equipment consist of the following:     November 2,     November 3,
                                                        1997            1996
                                                     ----------      ----------
                                                           (in thousands)
Equipment, furniture, fixtures and software           $115,269        $ 84,265
Equipment under capital lease                           15,948          14,179
Leasehold improvements                                  16,235          14,186
Land                                                     1,839           1,839
                                                      --------        --------
                                                       149,291         114,469
Less:  accumulated depreciation and
amortization                                            75,544          60,420
                                                      --------        --------
                                                      $ 73,747        $ 54,049
                                                      ========        ========

NOTE 5 - LEASES
---------------

The following is a schedule by year of future minimum lease obligations under noncancelable leases together with the present value of the net minimum capital lease obligations as of November 2, 1997:

                                                     Operating         Capital
                                                       leases           leases
                                                    -----------      -----------
Fiscal year ending in:                                     (in thousands)
1998                                                   $11,440         $ 3,285
1999                                                    10,505           2,479
2000                                                     8,335           1,416
2001                                                     6,856           1,024
2002                                                     4,418             142
Thereafter                                               8,029            --
                                                       -------         -------
Total minimum lease obligations                        $49,583           8,346
                                                       =======
Less: amount representing interest                                       1,065
                                                                       -------
Present value of minimum lease obligations                             $ 7,281
                                                                       =======


None of the leases contain significant restrictive provisions; however, some of the leases contain renewal options and provisions for payment by the Company of real estate taxes, insurance and maintenance costs. Total rent expense was (in thousands):

Fiscal year ended:
October 29, 1995                                       $ 8,333
November 3, 1996                                       $11,126
November 2, 1997                                       $15,310

NOTE 6 - FINANCING ARRANGEMENTS
-------------------------------

The Company maintains three financing agreements (the "Agreements") with financing facilities totaling $675 million. The Agreements include an accounts receivable facility (the "A/R Facility") and inventory financing facilities (the "Inventory Facilities").

Under the A/R Facility, the Company has the right to sell certain accounts receivable from time to time, on a limited recourse basis, up to an aggregate amount of $350 million sold at any given time. At November 2, 1997, the net amount of sold accounts receivable was $279 million and the effective funding rate was LIBOR plus 1.85%.

The Inventory Facilities provide for borrowings up to $325 million. Within the Inventory Facilities, the Company has lines of credit for the purchase of inventory from selected product suppliers ("Inventory Lines of Credit") of $175 million and a line of credit for general working capital requirements ("Supplemental Line of Credit") of $150 million. Payments for products purchased under the Inventory Lines of Credit vary depending upon the product supplier, but generally are due between 45 and 60 days from the date of the advance. Amounts borrowed under the Supplemental Line of Credit may remain outstanding until the expiration date of the Agreements (August 2000). No interest or finance charges are payable on the Inventory Lines of Credit if payments are made when due. At November 2, 1997, the Company had $77 million outstanding under the Inventory Lines of Credit (included in accounts payable in the accompanying Balance Sheets), and $31 million outstanding under the Supplemental Line of Credit. As of November 2, 1997, the interest rate on the Supplemental Line of Credit was LIBOR plus 2%.

Borrowings under the Agreements are secured by substantially all of the Company's assets, and the Agreements contain certain restrictive covenants, including working capital and tangible net worth requirements, and ratios of debt to tangible net worth and current assets to current liabilities. At November 2, 1997, the Company was in compliance with these covenants.

In addition to the financing facilities discussed above, the Company maintains an accounts receivable purchase agreement (the "Purchase Agreement") with a commercial credit corporation (the "Buyer") whereby the Buyer agrees to purchase, from time to time at its option, on a limited recourse basis, certain accounts of the Company. Under the terms of the Purchase Agreement, no finance charges are assessed if the accounts are settled within forty days. At November 2, 1997, the net amount of sold accounts receivable under the Purchase Agreement was $10.9 million.

The Company also maintains trade credit arrangements with its suppliers and other creditors to finance product purchases. A few major suppliers maintain security interests in their products sold to the Company.

NOTE 7 - LONG-TERM OBLIGATIONS
------------------------------

Long-term obligations consist of the following:

                                               November 2,     November 3,
                                                  1997            1996
                                               -----------     -----------
                                                     (in thousands)
Capital lease obligations                      $    7,281      $     6,013
Less: current portion                               2,744            2,121
                                               -----------     -----------
                                               $    4,537      $     3,892
                                               ===========     ===========

Following are the annual maturities of long-term obligations (in thousands):

Fiscal year ending in:
1998                                           $    2,744
1999                                                2,163
2000                                                1,261
2001                                                  973
2002                                                  140
                                               ----------
                                               $    7,281
                                               ==========

NOTE 8 - STOCKHOLDERS' EQUITY
-----------------------------

Employee stock option and award plans
-------------------------------------

During fiscal 1994, the Board of Directors and stockholders of the Company approved the adoption of the MicroAge Inc. Long-Term Incentive Plan (the "Incentive Plan") for officers and other key employees of the Company. The Incentive Plan authorizes grants of Incentive Stock Options (ISOs), Non-Qualified Stock Options (NQSOs), Stock Appreciation Rights, Performance Shares, Restricted Stock, Dividend Equivalents and other Common Stock based awards. The total number of shares of common stock available for awards under the Incentive Plan is 1,800,000.

The Company has issued NQSOs and ISOs under the Incentive Plan at prices representing the fair market value of the Company's common stock on the date of the grant. The NQSOs and ISOs are granted for terms of five years and become exercisable on a pro-rata basis on each anniversary of the grant over a five-year period as long as the holder remains an employee of the Company. NQSOs under the Incentive Plan were also granted in fiscal 1994 and fiscal 1997 to selected employees in exchange for the employees' irrevocable waiver of a specific amount of base salary or bonus otherwise payable by the Company during a specific period. The options will vest in one-third increments beginning on the January 1 which is three years following the January 1 of the calendar year in which the participant elects to waive compensation. No other awards have been made under the Incentive Plan.

In addition to the Incentive Plan, stock options are available under four plans for grant to certain officers and employees of the Company at prices representing the fair market value of the Company's common stock on the date of the grant. Options under these plans are granted for terms of five years and become exercisable on a pro-rata basis on each anniversary date of the grant over a five-year period as long as the holder remains an employee of the Company.

Changes during fiscal 1995, 1996 and 1997 in options outstanding under the employee stock option plans (including the Incentive Plan) were as follows:


                                                                   Weighted
                                                                    Average
                                             Number              Exercise Price
                                           of Options              per Share
                                           ----------            --------------

Outstanding at October 30, 1994             1,776,222                $ 9.01
   Granted                                    162,750                $10.90
   Exercised                                 (120,900)               $ 5.31
   Canceled or expired                        (46,174)               $10.01
                                           ----------
Outstanding at October 29, 1995             1,771,898                $ 9.51

   Granted                                    339,000                $10.29
   Exercised                                  (97,125)               $ 8.61
   Canceled or expired                       (157,630)               $10.93
                                           ----------
Outstanding at November 3, 1996             1,856,143                $ 9.58

   Granted                                    788,379                $20.12
   Exercised                                 (438,079)               $ 9.44
   Canceled or expired                       (107,474)               $14.02
                                           ----------
Outstanding at November 2, 1997             2,098,969                $13.28
                                           ==========

Exercisable at November 2, 1997               352,125
                                           ==========

The following table summarizes information about the Company's stock options at November 2, 1997:

                                        Options Outstanding                          Options Exercisable
                         -------------------------------------------------    --------------------------------
                                                                Weighted                            Weighted
                                                                  Avg.                                Avg.
                              Number          Contractual       Exercise           Number           Exercise
Range of                   Outstanding           Years            Price          Exercisable          Price
Exercise Prices           (in thousands)       Remaining        per share      (in thousands)       per share
---------------------    ----------------    -------------     -----------    ----------------     -----------

$5.33   to $9.25                 995              .67           $ 8.52               157              $ 7.58
$10.42 to $17.88                 703             3.25           $14.54               179              $10.97
$23.83 to $31.75                 401             3.15           $22.82                16              $24.30
                              -------                                               -----
$5.33   to $31.75              2,099             2.31           $13.28               352              $10.09
                              =======                                               =====

The Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS 123") in 1997. As permitted by SFAS 123, the Company continues to measure compensation cost in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to
Employees" ("APB 25"). Had the Company determined compensation cost in accordance with SFAS No. 123, the Company's net income per share would have been reduced to the pro-forma amounts indicated below (in thousands except per share data):

                                                                                Fiscal year ended
                                                                          ----------------------------
                                                                           November 2,     November 3,
                                                                               1997            1996
                                                                          ------------    ------------

Net Income                                              As Reported        $   24,965       $  14,110
                                                        Pro-forma              23,142          13,114

Net income per common and common equivalent share       As Reported        $     1.40       $    0.84
                                                        Pro-forma                1.30            0.78

Pro forma net income reflects only options granted during the fiscal years ended November 3, 1996 and November 2, 1997. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro-forma net income amounts presented above because compensation cost is reflected over the options' vesting period and compensation for options granted prior to October 30, 1995 is not considered.

The per share weighted-average fair value of the stock options granted under the plan for the years ended November 3, 1996 and November 2, 1997 was $5.11 and $8.35 respectively, based on the date of the grant using the Black-Scholes option pricing model with the following weighted-average assumptions for both years: expected dividend yield of 0%, expected volatility of .523, a risk free interest rate of 6.54%, and an expected life of 3.31 years.

Director stock plans
--------------------

In March 1995, the Board of Directors and stockholders approved an incentive plan for those Directors who are not officers or employees of the Company or its subsidiaries (the "1995 Director Plan"). Under the 1995 Director Plan, on November 1 of each year, commencing in 1995 and ending in 2004, each eligible Director will automatically be granted (i) 1,000 shares of the Company's common stock subject to certain restrictions and (ii) options to purchase 1,000 shares of the Company's common stock. The options vest over three years and are subject to certain stock price hurdles after each vesting date. As of November 2, 1997, 13,000 options had been granted under this plan at prices ranging from $8.38 to $22.75 per share. There were 3,671 options exercisable as of November 2, 1997. The aggregate number of shares of the Company's common stock available for awards under the 1995 Director Plan is 80,000.

Restricted stock plan
---------------------

In accordance with the provisions of a restricted stock plan approved in fiscal 1982, 45,000 shares of common stock were reserved for issuance. At November 2, 1997, 39,938 shares had been awarded under the plan, and 5,062 additional shares may be awarded under the plan.

Preferred stock purchase rights
-------------------------------

In February 1989, as amended in November 1994, the Company's Board of Directors adopted a Stockholder Rights Agreement (the "Rights Plan") and declared a dividend distribution of one Right for each share of the Company's common stock outstanding as of the close of business on March 7, 1989 and intends to issue one Right for each share of common stock issued between March 7, 1989 and the date of the distribution of the

Rights. As amended, the Rights Plan provides that when exercisable, each Right will entitle its holder to purchase from the Company one one-hundredth (.01) of a share of Series C Junior Participating Preferred stock at a price of $19.90. The Company has reserved 500,000 preferred shares for issuance upon exercise of the Rights. Generally, the Rights become exercisable on the earlier of the date a person or group of affiliated or associated persons acquires or obtains the rights to acquire securities representing fifteen percent (15%) or more of the common stock of the Company or on the tenth day following the commencement of a tender or exchange offer which would result in the offeror beneficially owning fifteen percent (15%) or more of the Company's common stock without the prior consent of the Company. In the event that an unauthorized person or group of affiliated persons becomes the beneficial owner of fifteen percent (15%) or more of the common stock of the Company, proper provision shall be made so that each holder of a Right will have the right to receive, upon exercise thereof and the payment of the exercise price, that number of shares of common stock having a market value of two times the exercise price of the Right. The Rights will expire on February 23, 1999, unless redeemed earlier by the Company pursuant to authorization by the Board of Directors.

Generally, in the event that the Company is involved in a merger or other business combination transaction after the Rights become exercisable, provision shall be made so that each holder of a Right shall have the right to receive, upon the exercise thereof and the payment of the exercise price, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right.

Associate Stock Purchase Plan
-----------------------------

In March 1995, the Board of Directors and stockholders approved an associate stock purchase plan (the "Associate Plan"). The Associate Plan provides a means for the Company's employees to authorize payroll deductions up to 10% of their earnings to be used for the periodic purchase of the Company's common stock. Under the Associate Plan, the Company will initially sell shares to participants at a price equal to the lesser of 85% of the fair market value of the common stock at the beginning of a six month subscription period or 85% of fair market value at the end of the subscription period. The Associate Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The maximum number of shares that may be purchased under the Associate Plan is 500,000. The initial subscription period began July 1, 1995. As of November 2, 1997, 210,635 shares had been purchased under the Associate Plan.

NOTE 9 - OTHER EXPENSES - NET
-----------------------------

Other expenses - net consists of the following:

                                                             Fiscal years ended
                                              -------------------------------------------------
                                               November 2,       November 3,       October 29,
                                                  1997              1996              1995
                                              -------------     -------------     -------------
                                                                (in thousands)
Interest expense                               $     5,882       $     1,724       $     3,672
Expenses from the sale of accounts
  receivable                                        18,769            11,438            10,468
Other                                                2,715               593             1,714
                                              -------------     -------------     -------------
                                               $    27,366       $    13,755       $    15,854
                                              =============     =============     =============

NOTE 10 - INCOME TAXES
----------------------

The provision for income taxes consists of the following:

                                                           Fiscal years ended
                                             -----------------------------------------------
                                              November 2,      November 3,      October 29,
                                                 1997             1996             1995
                                             -------------    -------------    -------------
                                                             (in thousands)
Current
     Federal                                  $   16,898       $    7,621       $    4,374
     State                                         4,241            1,927            1,193
Deferred                                          (2,767)           1,351           (4,101)
                                             -------------    ------------     -------------
                                              $   18,372       $   10,899       $    1,466
                                             =============    ============     =============

The components of deferred income tax expense (benefit) from operations are as follows:

                                                           Fiscal years ended
                                             -----------------------------------------------
                                              November 2,      November 3,      October 29,
                                                 1997             1996             1995
                                             -------------    -------------    -------------
                                                              (in thousands)

Allowance for doubtful accounts               $     (209)      $    1,440        $  (2,014)
Software development costs                           338              433              247
Depreciation and amortization                     (1,075)            (429)            (159)
Restructuring reserves                               210              358             (533)
Inventory valuation allowance                       (190)            (300)            (112)
State deferral, net of federal benefit              (488)             168             (528)
All other - net                                   (1,353)            (319)          (1,002)
                                             -------------    -------------     ------------
                                              $   (2,767)      $    1,351        $  (4,101)
                                             =============    =============     ============

Deferred tax assets, which are recorded as a component of other assets or other current assets, are comprised of the following:

                                                               November 2,      November 3,
                                                                  1997             1996
                                                              -------------    ------------
Gross deferred tax assets:                                            (in thousands)
     Depreciation and amortization                             $    4,887       $    4,213
     Allowance for doubtful accounts                                3,736            3,482
     Inventory valuation                                            2,945            2,589
     Deferred service revenue                                         918              773
     Other                                                          5,581            4,504
                                                              -------------    ------------
          Total gross deferred tax assets                          18,067           15,561
                                                              -------------    ------------

Gross deferred tax liabilities:

     Software development                                           1,776            1,366
     Other                                                            370            1,041
                                                              -------------    ------------
          Total gross deferred tax liabilities                      2,146            2,407
                                                              -------------    ------------

Net deferred tax asset                                         $   15,921       $   13,154
                                                              =============    ============

In light of the Company's history of profitable operations, management has concluded that it is more likely than not that the Company will ultimately realize the full benefit of its deferred tax assets related to future deductible items. Accordingly, the Company believes that no valuation allowance is required for the deferred tax assets in excess of deferred tax liabilities.

The effective tax rate applied to income before income taxes differs from the expected federal statutory rate as follows:

                                                           Fiscal years ended
                                             -----------------------------------------------
                                              November 2,      November 3,      October 29,
                                                 1997             1996             1995
                                             -------------    -------------    -------------

Federal statutory rate                            35.0%            35.0%            34.0%
Addition (reduction) in taxes resulting
from:
     State income taxes, net of
         federal tax benefit                       5.5              5.6             15.7
     Non-deductible meals and
         entertainment                             0.7              0.7             13.8
     Goodwill amortization                         0.3              0.2              3.6
     Impact of pooling of interests with
         subchapter S corp.                       (0.3)             0.9            (49.6)
     Other                                         1.2              1.2             11.2
                                             -------------    -------------    -------------
                                                  42.4%            43.6%            28.7%
                                             =============    =============    =============

NOTE 11 - COMMITMENTS
---------------------

The Company has arrangements with major vendors and certain financing companies to develop inventory and accounts receivable financing facilities for certain reseller customers. These arrangements include repurchase agreements that would require the Company to repurchase inventory which might be repossessed from a reseller by the vendor or the financing company. As of November 2, 1997, such repurchases have been insignificant.

The Company also provides a program whereby the Company may guarantee an addition to a reseller's credit facility with certain finance companies. As of November 2, 1997 losses related to the guarantee program have been insignificant, and the Company's exposure for guaranteed amounts is not material.

NOTE 12 - EMPLOYEE BENEFIT PLAN
-------------------------------

In July 1988, a deferred compensation plan (the "Savings Plan") became effective for all eligible employees of the Company under the provisions of Section 401(k) of the Internal Revenue Code. Employees are eligible to participate after one year of service and may contribute a percentage of their salary subject to certain limitations. Subject to certain profitability requirements, the Company has historically matched 25% of the employee contribution up to a maximum employee contribution of 6%, as defined in the Savings Plan. Participants are at all times fully vested in their contributions, and the Company contributions, if any, become fully vested to the participant after five years of employment.

In addition to the Savings Plan, the Company has also adopted a supplemental deferred compensation plan (the "Supplemental Savings Plan") for employees holding key management positions or highly compensated employees for purposes of Title I of ERISA. Eligible employees may contribute a percentage of their salary subject to certain limitations as established by the Plan Administrator. The Company has historically matched 25% of the employee contribution. Participants are at all times fully vested in their contributions, and the company contributions, if any, become fully vested to the participant after five years of employment. Contributions to the Supplemental Savings Plan are held by a Trustee, however it is not qualified under the provisions of Section 401(k) of the Internal Revenue Code. All benefits payable under the Supplemental Savings Plan therefore are unsecured obligations of the Company.

In April 1989, the Company amended and restated the Savings Plan to include a leveraged Employee Stock Ownership Plan and Trust (the "ESOT") for eligible employees. The ESOT used proceeds of loans from the Company to purchase 312,500 shares and 157,827 shares of the Company's common stock for $2,396,000 and $1,105,000 during the years ended September 30, 1990 and 1989, respectively. As of November 2, 1997, all loans have been repaid to the Company.

The Company's stock is held by the ESOT trustee as collateral for the loans from the Company. The Company has made periodic contributions to the ESOT which were used to make loan principal and interest payments. A portion of the common stock is allocated to the accounts of participating employees annually based upon principal and interest payments. The Company, using the shares allocated method, recognized contribution expenses of $208,000, $510,000 and $675,000 during the fiscal years ended November 2, 1997, November 3, 1996 and October 29, 1995, respectively. As of November 2, 1997, all shares have been allocated under the ESOT.

NOTE 13 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
----------------------------------------------------------

The Company's non-cash investing and financing activities and cash payments for interest and income taxes were as follows:

                                                             Fiscal years ended
                                               -----------------------------------------------
                                                November 2,      November 3,      October 29,
                                                   1997             1996             1995
                                               -------------    -------------    -------------
                                                                (in thousands)
Details of acquisitions:
  Fair value of assets acquired                   $20,029          $ 2,000          $ 1,252
  Liabilities assumed and acquisition-
      related accruals                            $25,894          $  --            $   383
  Cash acquired                                   $    76          $  --            $  --
  Note forgiven                                   $   124          $ 2,000          $  --
  Purchase obligation forgiven                    $  --            $ 1,029          $  --

Details of other financing activities:

  Capital lease obligations executed for
  equipment                                       $ 3,834          $ 2,303          $ 4,726

Cash paid for:
  Interest                                        $ 6,319          $ 3,486          $ 4,840
  Income taxes                                    $27,291          $ 6,079          $ 9,564

NOTE 14 - LITIGATION
--------------------

On July 14 through July 19, 1994, seven class action complaints were filed against the Company, certain of its officers and directors, and, in three of the lawsuits, one of the underwriters of the Company's June 16, 1994 public offering of common stock. On December 5, 1994, the Court consolidated the seven actions into a single action. On February 16, 1995, plaintiffs filed and served an amended, consolidated complaint against the Company, certain officers and directors of the Company, and three of the underwriters of the Company's June 16, 1994 public offering of common stock ("the Complaint"). On April 28, 1995, the Company filed a motion to dismiss the Complaint in its entirety. On March 25, 1996, the Court dismissed the majority of the allegations contained in the Complaint. An agreement in principle was subsequently reached to settle the litigation, subject to obtaining final court approval thereof. On August 1, 1997, the court approved the settlement and entered the

Final Judgment and Order of Dismissal. The Company's contribution to the settlement, after the contributions of the Company's directors and officers insurers, was immaterial to the Company's financial statements.

NOTE 15 - RESTRUCTURING AND OTHER ONE-TIME CHARGES
--------------------------------------------------

During the fourth quarter of fiscal 1995, the Company approved and implemented actions targeted at reducing expenses and improving profitability. The Company's consolidated statement of income for fiscal 1995 includes $9.0 million of pretax charges ($5.4 million net of tax benefits, or $0.38 per share) for restructuring and other one-time charges, consisting of the following (in thousands):

      Charges  associated  with the sale of a  memory  distribution  business         $5,563
      Charges  associated  with  outsourcing  business  function                       1,517
      Charges  associated with staff  reductions                                       1,170
      Other one-time charges                                                             779
                                                                                      ------
      Total restructuring and other one-time charges                                  $9,029
                                                                                      ======

The charges associated with staff reductions consist primarily of severance pay for 219 associates. The reductions occurred in virtually all areas of the Company and were completed by October 29, 1995. The amount of benefits paid and charged against the restructuring liability as of October 29, 1995 was $1.0 million. All actions related to the restructuring were implemented as of October 29, 1995, and the liability for restructuring activities at October 29, 1995 was not material.

The revenue and net operating results of the activities that were not continued are as follows (in millions):

                                                             1995
                                                            ------
Revenue
  Memory distribution business                              $70.5
  Outsourced business function                              $ 3.5

Pretax loss
  Memory distribution business                              $(1.7)
  Outsourced business function                              $(1.6)

NOTE 16 - RECENT ACCOUNTING PRONOUNCEMENTS
------------------------------------------

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 "Earnings Per Share" ("SFAS 128"). SFAS 128 is effective for financial statements for both interim and annual periods ending after December 15, 1997. SFAS replaces the current presentation of earnings per share with a dual presentation of Basic Earnings per Share and Diluted Earnings per Share. The Company believes that SFAS 128 will not have a material impact on previously reported earnings per share.

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") to establish standards for reporting information about operating segments in annual financial statements, selected information about operating segments in interim financial reports and disclosures about products and services, geographic areas and major customers. SFAS 131 may require the Company to report financial information on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments, which may result in more detailed information in the notes to the Company's consolidated financial statements than is currently required and provided under FASB Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise". SFAS 131 is effective for financial statements for periods beginning after December 15, 1997.

NOTE 17 - SUBSEQUENT EVENT
--------------------------

On November 5, 1997, the Company acquired all of the outstanding shares of a reseller for consideration of $20.0 million consisting of 814,458 common shares. This acquisition will be accounted for as a purchase. In addition, the agreement contains an earnout provision, the payment of which is dependent on the achievement of certain operating results by the acquired company over the next three years. The earnout may be settled utilizing cash, common shares, or a combination thereof. The Company has not yet completed the allocation of the purchase price.

On November 14, 1997, the Company completed the acquisition of a reseller. Under the terms of the agreement, to be accounted for as a pooling of interests, the Company exchanged 601,724 common shares for all of the outstanding shares of the acquired company. The financial position and results of operations of the Company and the acquired company will be combined in fiscal 1998 retroactive to November 3, 1997. In addition, all prior periods presented will be restated to give effect to the merger. The impact of the combination on the previously reported financial position and results of operations of the Company will not be material.

On November 17, 1997, the Company completed the acquisition of a reseller. Prior to the acquisition, the Company maintained a 19.9% ownership position in this reseller. As consideration of $5.0 million for the remaining outstanding shares, the Company issued 207,200 common shares. In addition, the agreement contains an earnout provision, the payment of which is dependent on the achievement of certain operating results by the acquired company over the next three years. The earnout may be settled utilizing cash, common shares, or a combination thereof.

NOTE 18 - SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)
-------------------------------------------------------

Consolidated quarterly financial information for fiscal 1997 and 1996, restated to reflect acquisitions accounted for as pooling of interests, is as follows (in thousands except per share data):


                                                                                    Fiscal 1997
                                                               -------------------------------------------------------
Quarter ended                                                   February 2      May 4         August 3      November 2
                                                               -----------   -----------    -----------    -----------
Revenue
      As originally reported                                   $   860,319   $ 1,035,719    $ 1,093,484    $ 1,321,910
      Pooled enterprises                                            30,429        50,299         54,148           --
                                                               -----------   -----------    -----------    -----------
         Combined                                              $   890,748   $ 1,086,018    $ 1,147,632    $ 1,321,910

Gross profit
      As originally reported                                   $    55,952   $    67,008    $    73,000    $    89,293
      Pooled enterprises                                             6,151         8,974          9,302           --
                                                               -----------   -----------    -----------    -----------
         Combined                                              $    62,103   $    75,982    $    82,302    $    89,293

Operating Income
      As originally reported                                   $    12,888   $    17,675    $    18,556    $    20,451
      Pooled enterprises                                               524           438            171           --
                                                               -----------   -----------    -----------    -----------
         Combined                                              $    13,412   $    18,113    $    18,727    $    20,451

Net income
      As originally reported                                   $     4,668   $     6,003    $     6,398    $     7,380
      Pooled enterprises                                               189           241             86           --
                                                               -----------   -----------    -----------    -----------
         Combined                                              $     4,857   $     6,244    $     6,484    $     7,380

Net income per common and common equivalent share, combined    $      0.28   $      0.36    $      0.37    $      0.40


                                                                                    Fiscal 1996
                                                               -------------------------------------------------------
Quarter ended                                                   January 28     April 28       July 28       November 3
                                                               -----------   -----------    -----------    -----------

Revenue
      As originally reported                                   $   780,318   $   863,648    $   842,674    $ 1,029,806
      Pooled enterprises                                            41,965        42,518         41,710         53,521
                                                               -----------   -----------    -----------    -----------
         Combined                                              $   822,283   $   906,166    $   884,384    $ 1,083,327

Gross profit
      As originally reported                                   $    39,943   $    44,569    $    44,770    $    55,554
      Pooled enterprises                                             7,725         8,430          9,904         14,256
                                                               -----------   -----------    -----------    -----------
         Combined                                              $    47,668   $    52,999    $    54,674    $    69,810

Operating Income
      As originally reported                                   $     5,928   $     9,531    $     8,716    $    12,273
      Pooled enterprises                                               503           (73)           337          1,549
                                                               -----------   -----------    -----------    -----------
         Combined                                              $     6,431   $     9,458    $     9,053    $    13,822

Net income
      As originally reported                                   $     1,557   $     2,938    $     3,551    $     5,207
      Pooled enterprises                                               319          (425)          (144)         1,107
                                                               -----------   -----------    -----------    -----------
         Combined                                              $     1,876   $     2,513    $     3,407    $     6,314

Net income per common and common equivalent share, combined    $      0.12   $      0.15    $      0.20    $      0.37

                      MARKET FOR REGISTRANT'S COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS

The Company's common stock is traded on the over-the-counter market under the symbol MICA and is quoted on the Nasdaq National Market. The following table sets forth the quarterly high and low sale prices for the common stock as reported by the Nasdaq National Market for the two most recent fiscal years:


                                                    RANGE OF SALE PRICES
                                                  ------------------------
                                                    HIGH            LOW
                                                  --------       ---------

FISCAL 1996
-----------

First Quarter ................................    $  9 1/2       $  7 1/2
Second Quarter ...............................    $ 10 5/8       $  9
Third Quarter ................................    $ 15 3/8       $ 11
Fourth Quarter ...............................    $ 20           $ 12 7/16


FISCAL 1997
-----------

First Quarter ................................    $ 24 1/4       $ 12 3/4
Second Quarter ...............................    $ 15 3/8       $ 12 1/2
Third Quarter ................................    $ 24 1/4       $ 13 7/16
Fourth Quarter ...............................    $ 29 1/4       $ 21 3/8

As of January 15, 1998, there were approximately 1,155 stockholders of record of the common stock. The Company believes that as of such date there were approximately 4,564 beneficial holders of the common stock.

The Company has never declared or paid a cash dividend on its common stock and does not presently intend to do so. Future dividend policy will depend upon the Company's earnings, capital requirements, financial condition, and other factors deemed relevant by the Company's Board of Directors.

In two separate transactions in January and July 1997, and in three separate transactions in September 1997, the Company acquired a total of five resellers. In connection with the mergers, the Company issued 640,493; 108,417; 609,779; 932,039; and 326,279 shares of its common stock, respectively, to the resellers, which became subsidiaries of the Company. Exemption from registration for the issuances of the common stock for each of the five transactions is claimed pursuant to Section 4(2) of the Securities Act of 1933, as amended, regarding transactions by an issuer not involving any public offering.

                                   APPENDIX B

                                 MICROAGE, INC.
                          1997 LONG-TERM INCENTIVE PLAN


         ARTICLE 1         PURPOSE

         1.1 GENERAL. The purpose of the MicroAge, Inc. 1997 Long-Term Incentive Plan (the "Plan") is to promote the success, and enhance the value, of MicroAge, Inc. (the "Company") by linking the personal interests of its officers, associates and independent contractors or consultants to those of Company shareholders and by providing its officers, key associates, independent contractors and consultants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of such individuals upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to officers, other key associates, and independent contractors and consultants.

         ARTICLE 2         EFFECTIVE DATE

         2.1 EFFECTIVE DATE. The Plan is effective as of September 25, 1997 (the "Effective Date). Within one year after the Effective Date, the Plan shall be submitted to the shareholders of the Company for their approval. The Plan will be deemed to be approved by the shareholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable provisions of the Delaware General Corporation Law and the Company's By-Laws and Certificate of Incorporation. Any Awards granted under the Plan prior to shareholder approval are effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before shareholder approval. If the shareholders fail to approve the Plan, any Award previously made shall be automatically canceled without any further act.

         ARTICLE 3         DEFINITIONS AND CONSTRUCTION.

         3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

                  (a) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, or Performance-Based Award granted to a Participant under the Plan.

                  (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Change of Control" means and includes each of the following:

                           (1) A change of  control  of the  Company of a nature
                  that would be required to be reported in response to Item 6(e) of Schedule 14A of the Securities Exchange Act of 1934, as amended ("1934 Act") regardless of whether the Company is subject to such reporting requirement;

                           (2) A change  of  control  of the  Company  through a
                  transaction or series of transactions, such that any person (as that term is used in Section 13 and 14(d)(2) of the 1934
                  Act), excluding affiliates of the Company as of the Effective Date, is or becomes the beneficial owner (as that term is used in Section 13(d) of the 1934 Act) directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

                           (3) The  individuals  who, as of the Effective  Date,
                  constitute the Board (the "Incumbent Board") cease for any reason to constitute at least 80% of the Board; provided, however, that any person becoming a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least 80% of the members then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act or any successor provision thereto) shall be, for purposes of this paragraph, considered as though such person were a member of the Incumbent Board;

                           (4) Any  consolidation  or liquidation of the Company
                  in which the Company is not the continuing or surviving corporation or pursuant to which Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the shares of Stock immediately before the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

                           (5) The  shareholders of the Company approve any plan
                  or proposal for the liquidation or dissolution of the Company; or

                           (6) Substantially all of the assets of the Company are sold or otherwise transferred to parties that are not within a "controlled group of corporations" (as defined in Section 1563 of the Code) in which the Company is a member.

                  (e) "Code" means the Internal Revenue Code of 1986, as amended.

                  (f) "Committee"  means the committee of the Board described in
         Article 4.

                  (g) "Covered Employee" means an Employee who is a "covered employee" within the meaning of Section 162(m) of the Code.

                  (h) "Disability shall mean any illness or other physical or mental condition of a Participant which renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which in the judgment of the Committee is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

                  (i) "Fair Market Value" means, as of any given date, the fair market value of Stock or other property determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date shall be the closing price for the Stock as reported on the NASDAQ National Market System (or on any national securities exchange on which the Stock is then listed) for that date or, if no closing price is so reported for that date, the closing price on the next preceding date for which a closing price was reported.

                  (j) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

                  (k) "Non-Employee Director" means of member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

                  (l) "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

                  (m)  "Option"  means a right  granted to a  Participant  under
         Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

                  (n) "Participant" means a person who, as an officer, key associate, independent contractor or consultant of the Company or any Subsidiary, has been granted an Award under the Plan.

                  (o) "Performance-Based Awards" means the Restricted Stock Awards and Performance Share Awards granted to selected Covered Employees pursuant to Articles 9 and 10, but which are subject to the terms and conditions set forth in Article 11. All Performance-Based Awards are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

                  (p) "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: pre- or after-tax net earnings, revenue growth, operating income, operating cash flow, return on net assets, return on shareholders' equity, return on assets, return on capital, Stock price growth, shareholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of one or more companies or of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

                  (q) "Performance Goals" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Goal, the Goal may be expressed in terms of overall Company performance or the performance of an operating unit or the performance of the individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development; (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company; or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

                  (r) "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.

                  (s) "Performance Share" means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

                  (t) "Plan" means the MicroAge, Inc. 1997 Long-Term Incentive Plan, as amended from time to time.

                  (u)  "Restricted   Stock  Award"  means  Stock  granted  to  a
         Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

                  (v) "Retirement" means a Participant's termination of employment with the Company after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company.

                  (w) "Stock" means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 13.

                  (x) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of

         Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

                  (y) "Subsidiary" means any corporation of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

         ARTICLE 4         ADMINISTRATION

         4.1 COMMITTEE. The Plan shall be administered by a Committee that is appointed by, and shall serve at the discretion of, the Board. The Committee shall consist of at least two individuals, each of whom qualifies as (i) a Non-Employee Director, and (ii) an "outside director" under Code Section 162(m) and the regulations issued thereunder. Subject to the foregoing, the Compensation Committee of the Board shall constitute the Committee, unless the Board determines otherwise.

         4.2 ACTION BY THE COMMITTEE. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other associate of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

         4.3 AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority and discretion to:

                  (a) Designate Participants to receive Awards;

                  (b) Determine the type or types of Awards to be granted to each Participant;

                  (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

                  (d) Determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting, or waive the forfeiture, of any Performance-Based Awards;

                  (e) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

                  (f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

                  (g) Decide all other matters that must be determined in connection with an Award;

                  (h) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

                  (i) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

         4.4 DECISIONS BINDING. All decisions and determinations made by the Committee with respect to any Award granted under the Plan, any Award Agreement, or the interpretation of the Plan are final, binding and conclusive on all parties.

         ARTICLE 5         SHARES SUBJECT TO THE PLAN

         5.1 NUMBER OF SHARES. Subject to adjustment provided in Section 13.1, the aggregate number of shares of Stock reserved and available for grant under the Plan shall be 2,000,000.

         5.2 LAPSED AWARDS. To the extent that an Award terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

         5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

         5.4 LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS. Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in
Section 13.1, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any fiscal year of the Company shall be 200,000.

         ARTICLE 6         ELIGIBILITY AND PARTICIPATION

         6.1 ELIGIBILITY. Persons eligible to participate in this Plan include all officers, key associates and independent contractors and consultants of the Company or a Subsidiary, as determined by the Committee, including associates who are also members of the Board, but excluding those Board members who are not also associates of the Company or a Subsidiary.

         6.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible associates, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No associate shall have any right to be granted an Award under this Plan.

         ARTICLE 7         STOCK OPTIONS

         7.1  GENERAL.   The   Committee  is  authorized  to  grant  Options  to
Participants on the following terms and conditions:

                  (a) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Committee and set forth in the Award Agreement. The exercise price for any Option shall not be less than the Fair Market Value as of the date of grant.

                  (b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

                  (c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including broker-assisted "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

                  (d) EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions as may be specified by the Committee.

         7.2 INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

                  (a) EXERCISE PRICE. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

                  (b) EXERCISE. In no event, may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

                  (c) LAPSE OF OPTION. An Incentive Stock Option shall lapse under the following circumstances:

                           (1) The Incentive  Stock Option shall lapse ten years
                  from the date it is granted, unless an earlier time is set in the Award Agreement.

                           (2) The Incentive Stock Option shall lapse in accordance with the Option Agreement, but shall in no event be exercisable for a period exceeding three months after the Participant's termination of employment, other than for Disability or death, in which case the Incentive Stock Option shall lapse no later than 12 months after such Disability or death.

                  (d) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of
         Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other dollar limitation as set forth in Section 422(d) of the Code or any successor provision. If for any reason Incentive Stock Options that are first exercisable for any Participant in any calendar year exceed this limitation, the excess Options shall be deemed to be Non-Qualified Stock Options.

                  (e) TEN PERCENT OWNERS. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

                  (f) EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

                  (g) RIGHT TO EXERCISE. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

         7.3 MANAGEMENT EQUITY PROGRAM

                  (a) ELIGIBILITY. In addition to any other Award granted to a Participant under the Plan, the Committee may, in its sole and absolute discretion, select one or more Participants to participate in the Management Equity Program. Under the Management Equity Program, selected Participants may receive Awards of Options pursuant to the terms and conditions set forth in this Section 7.3

                  (b) RECEIPT OF AWARDS. A Participant selected to participate in the Management Equity Program shall receive Awards of Options in exchange for the Participant's irrevocable waiver of a designated amount or percentage of the Participant's base salary or any bonuses otherwise payable during the period the waiver is in effect. The receipt of the Options pursuant to the Management Equity Program shall be subject to such terms and conditions as determined by the Committee in its sole and absolute discretion and as set forth in a Management Equity Program Award Agreement.

                  (c) FORMULA. The number of Non-Qualified Stock Options granted to the Participant pursuant to this Section 7.3 shall be determined by multiplying the total dollar amount of the base salary or bonuses waived by the Participant under a Management Equity Program Award Agreement by a leveraging factor and dividing the product by the Fair Market Value of one share of Stock as of the first day of the calendar year for which the Participant's waiver is first effective, or as of the original effective date of the waiver if the waiver is first effective as of some date other than the first day of a calendar year.

                  (d) MANAGEMENT EQUITY PROGRAM AWARD AGREEMENT. Subsequent to a Participant being selected to participate in the Management Equity Program, such Participant shall enter into a Management Equity Program Award Agreement in such form and at such time as the Committee shall require.

                  (e) WAIVER REQUIREMENTS AND RESTRICTIONS. In any one Management Equity Program Award Agreement, a Participant shall not be allowed to waive his base salary or any bonuses for more than a three
         (3) year period, except that bonuses may be waived over a longer period as may be required, up to the maximum of a ten (10) year period. The Committee shall determine, in its sole and absolute discretion, the minimum or maximum percentage of base salary or any bonuses that may be waived by a Participant, the leveraging factor to be used in the formula set forth in Section 7.3(c) and all other matters the Committee deems necessary or advisable for implementing the Management Equity Program. Any and all rules or procedures adopted by the Committee pursuant to the preceding sentence shall be in writing and shall be communicated to all Participants selected by the Committee for participation in the Management Equity Program.

         ARTICLE 8         STOCK APPRECIATION RIGHTS

         8.1 GRANT OF SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:


                  (a)  RIGHT  TO   PAYMENT.   Upon  the   exercise  of  a  Stock
         Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

                           (1) The Fair Market  Value of a share of Stock on the
                  date of exercise; over

                           (2) The grant price of the Stock  Appreciation  Right
                  as determined by the Committee, which shall not be less than the Fair Market Value of a share of Stock on the date of grant in the case of any SAR related to any Incentive Stock Option.

                  (b) OTHER TERMS. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

         ARTICLE 9         PERFORMANCE SHARES

         9.1 GRANT OF PERFORMANCE SHARES. The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares shall be evidenced by an Award Agreement.

         9.2 RIGHT TO PAYMENT. Upon the Award of a Performance Share, the Participant has the right to receive the cash, stock, or other property evidenced by the Award Agreement. The Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant, provided that the time period during which the performance goals must be met shall, in all cases, exceed six months.

         9.3 OTHER TERMS. Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

         ARTICLE 10        RESTRICTED STOCK AWARDS

         10.1 GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

         10.2 ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

         10.3 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company, provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

         10.4 CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate until such time as all applicable restrictions lapse.

         ARTICLE 11        PERFORMANCE-BASED AWARDS

         11.1 PURPOSE. The purpose of this Article 11 is to provide the Committee the ability to qualify the Restricted Stock Awards under Article 10 and the Performance Share Awards under Article 9 as "performance-based compensation" under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 11 shall control over any contrary provision contained in Articles 9 or 10.

         11.2 APPLICABILITY. This Article 11 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The Committee may, in its discretion, grant Restricted Stock Awards or Performance Share Awards to Covered Employees that do not satisfy the requirements of this
Article 11. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

         11.3 DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE AWARDS. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal, and whether the Performance Goal is to apply to the Company, an operating unit of the Company, or the Participant individually.

         11.4 PAYMENT OF PERFORMANCE AWARDS. Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Company or a Subsidiary on the last day of the Performance Period to be eligible for a Performance Award for such Performance Period. Furthermore, a Participant shall be eligible to receive payment under a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

         In determining the actual size of an individual Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

         11.5 MAXIMUM AWARD PAYABLE. Notwithstanding any provision contained in the Plan to the contrary, the maximum Performance-Based Award payable to any one Participant under the Plan for a Performance Period is 200,000 Shares, or in the event the Performance-Based Award is paid in cash, such maximum Performance-Based Award shall be determined by multiplying 200,000 Shares by the Fair Market Value of one Share as of the date of grant of the Performance-Based Award.

         ARTICLE 12        PROVISIONS APPLICABLE TO AWARDS

         12.1 STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

         12.2 EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 12.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

         12.3 TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

         12.4 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

         12.5 LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution.

         12.6 BENEFICIARIES. Notwithstanding Section 12.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married, a designation of a person other than the Participant's spouse as his beneficiary with respect to more than 50 percent of the Participant's interest in the Award shall not be effective without the written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

         12.7 STOCK CERTIFICATES. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on with the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

         12.8 TENDER OFFERS. In the event of a public tender for all or any portion of the Stock, or in the event that a proposal to merge, consolidate, or otherwise combine with another company is submitted for shareholder approval, the Committee may in its sole discretion declare previously granted Options to be immediately exercisable. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

         12.9 ACCELERATION UPON DEATH OR DISABILITY. Notwithstanding any other provision in the Plan or any Participant's Award Agreement to the contrary, upon the Participant's death or Disability, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall then lapse in accordance with the other provisions of this Plan and the Award Agreement.

         12.10 ACCELERATION UPON A CHANGE OF CONTROL. If a Change of Control occurs, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. In the event that the Committee becomes aware of an event that will cause a Change of Control to occur, the Committee may give each Participant the right to exercise Awards prior to the occurrence of the event over such period as the Committee, in its sole and absolute discretion, shall determine. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in
Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

         ARTICLE 13        ADJUSTMENTS

         13.1 GENERAL. The Committee may make or provide for such adjustments in the (a) number of shares of Stock covered by outstanding Awards granted hereunder, (b) prices per share applicable to outstanding Awards and (c) kind of shares covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of shares of Stock, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation, or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in the number of shares of Stock specified in
Section 5.1 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this
Section 13.1. Any adjustment pursuant to this Section 13.1 will be conclusive and binding for all purposes of the Plan.

         ARTICLE 14        AMENDMENT, MODIFICATION AND TERMINATION

         14.1 AMENDMENT, MODIFICATION AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan.

         14.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant. The Committee also may modify the terms of a previously granted Award; provided, however, that the Committee may not amend a previously granted Award to the detriment of the Participant without the Participant's consent.

         ARTICLE 15        GENERAL PROVISIONS

         15.1 NO RIGHTS TO AWARDS. No Participant or employee shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants and associates uniformly.

         15.2 NO STOCKHOLDERS RIGHTS. No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

         15.3 WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

         15.4 NO RIGHT TO EMPLOYMENT. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

         15.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

         15.6 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         15.7 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

         15.8 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

         15.9 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

         15.10 FRACTIONAL SHARES. No fractional shares of stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

         15.11 SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

         15.12 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended (the "1933 Act"), any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

         15.13 GOVERNING LAW. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

                                   APPENDIX C

                                 MICROAGE, INC.
                          1995 DIRECTOR INCENTIVE PLAN
                   (Amended and Restated as of April 1, 1998)

                 ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

         1.1 ESTABLISHMENT OF THE PLAN. Effective November 1, 1995, MicroAge, Inc., a Delaware corporation, established the "MicroAge, Inc. 1995 Director Incentive Plan" (the "Plan") for the benefit of its Non-employee Directors. The Plan sets forth the terms of grants of Stock Options and Restricted Stock to Non-employee Directors, and such grants are subject to the terms in this Plan.

         1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to encourage ownership in the Company by Non-employee Directors, and to strengthen the ability of the Company to attract and retain the services of experienced and knowledgeable individuals as Non-employee Directors of the Company and to provide those individuals with a further incentive to work for the best interests of the Company and its stockholders.

         1.3 EFFECTIVE DATE AND DURATION OF THE PLAN. As noted above, the Plan originally became effective as of November 1, 1995 (the "Original Effective Date"). The Plan shall remain in effect until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 9 or Section 10.4. However, no Award may be granted under the Plan on or after November 1, 2005.

         1.4 AMENDMENT AND RESTATEMENT OF PLAN. By adoption of this document, but conditioned on the approval of this document by the stockholders of the Company, the Company hereby amends and restates the Plan in its entirety effective as of April 1, 1998 (the "Effective Date"). The changes made by this amended and restated Plan shall not have any impact on any Award made prior to the Effective Date or entitle any Non-employee Director to any additional or supplemental Awards for service as a Non-employee Director prior to the Effective Date, except as required by Sections 6.1 and 7.1.

                     ARTICLE 2. DEFINITIONS AND CONSTRUCTION

         2.1 DEFINITIONS. For purposes of the Plan, the following terms will have the meanings set forth below:

         (a) "Award" means a grant of Non-Qualified Stock Options or Restricted Stock under the Plan.

         (b) "Board" or "Board of Directors" means the Board of Directors of the Company, and includes any committee of the Board of Directors designated by the Board to administer this Plan.

         (c) "Change of Control" means and includes each of the following:

                  (1) A change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act regardless of whether the Company is subject to such reporting requirement;

                  (2) A change of control of the Company through a transaction or series of transactions, such that any person (as that term is used in Section 13 and 14(d)(2) of the 1934 Act), excluding affiliates of the Company as of the Original Effective Date, is or becomes the beneficial owner (as that term is used in Section 13(d) of the 1934
         Act) directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

                  (3) The individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least 80% of the Board; provided, however, that any person becoming a member of the Board subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least 80% of the members then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or any successor provision thereto) shall be, for purposes of this paragraph, considered as though such person were a member of the Incumbent Board;

                  (4) Any consolidation or liquidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Shares immediately before the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

                  (5) The stockholders of the Company approve any plan or proposed plan for the liquidation or dissolution of the Company; or

                  (6) Substantially all of the assets of the Company are sold or otherwise transferred to parties that are not within a "controlled group of corporations" (as defined in Section 1563 of the Code) in which the Company is a member.

         (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (e)  "Committee"  means  the  committee   appointed  by  the  Board  to
administer the Plan.

         (f) "Company" means MicroAge, Inc., a Delaware corporation, or any successors as provided in Section 10.3.

         (g) "Director" means any individual who is a member of the Board of Directors of the Company.

         (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor provision.

         (i) "Fair Market Value" means the closing price for Shares on the relevant date as reported on the Nasdaq National Market (or any national securities exchange on which the Shares are then listed), or (if there were no sales on such date) the closing price on the next preceding date for which a closing price was reported.

         (j) "Grant Date" means (1) with respect to Awards  granted  pursuant to
Section 6.1 and Section 7.1, the Service Commencement Date; (2) with respect to Awards granted pursuant to Sections 6.2 and Section 7.2, November 1, 1998 and each anniversary of that date through and including November 1, 2004; and (3) with respect to Awards granted pursuant to Sections 6.3 and 7.3, the date selected by the Board or the Committee.

         (k) "Non-employee Director" means any individual who is a member of the Board of Directors of the Company, but who is not otherwise a common-law employee of the Company.

         (l) "Non-Qualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 7, that is not intended to be an incentive stock option qualifying under Code Section 422.

         (m) "Option" means a Non-Qualified Stock Option granted under the Plan.

         (n) "Participant" means a Non-employee Director of the Company who has been granted an Award under the Plan.

         (o) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way, and the Shares are subject to a substantial risk of forfeiture, as provided in Article 6.

         (p) "Person" shall have the meaning assigned to it in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

         (q) "Restricted Stock" means an Award granted to a Non-employee Director pursuant to Article 6.

         (r) "Service Commencement Date" means the first Board meeting at which an individual serves as a Non-employee Director; provided, however, that if such individual's Service Commencement Date is between January 1, 1998 and April 1, 1998, such individual's Service Commencement Date shall be deemed to be April 2, 1998.

         (s) "Shares" means the shares of common stock of the Company.

         2.2 GENDER AND NUMBER. Except as indicated by the context, any masculine term also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

         2.3 SEVERABILITY. If any provision of the Plan is determined to be invalid for any reason, the remaining portion of the Plan shall be construed and enforced as if the invalid provision had not been included.

                            ARTICLE 3. ADMINISTRATION

         3.1 THE COMMITTEE. The Plan will be administered by the Committee, subject to the restrictions set forth in the Plan.

         3.2 ADMINISTRATION BY THE COMMITTEE. The Committee has the full power, discretion, and authority to interpret and administer the Plan in a manner that is consistent with the Plan's provisions.

         3.3 DECISIONS BINDING. The Committee's determinations and decisions under the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.

                     ARTICLE 4. SHARES SUBJECT TO THE PLAN.

         4.1 NUMBER OF SHARES. The total number of Shares available for grant under the Plan may not exceed 250,000, subject to adjustment as provided in
Section 4.3. The Shares issued as Restricted Stock and the Shares issued pursuant to Options exercised under the Plan may be authorized and unissued Shares or Shares reacquired by the Company, as determined by the Committee.

         4.2 LAPSED AWARDS. If any Option or Share of Restricted Stock granted under the Plan terminates, expires, or lapses for any reason, any Shares subject to purchase pursuant to such Option and any such Shares of Restricted Stock again will be available for grant under the Plan.

         4.3 ADJUSTMENTS. The Committee may make or provide for such adjustments inthe (a) number of Shares covered by outstanding Options and Restricted Stock granted hereunder, (b) prices per share applicable to outstanding Options and
(c) kind of Shares covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation, or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in the number of Shares specified in Section 4.1 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this
Section 4.3. Any adjustment pursuant to this Section 4.3 will be conclusive and binding for all purposes of the Plan.

                    ARTICLE 5. ELIGIBILITY AND PARTICIPATION

         5.1 ELIGIBILITY. Persons eligible to participate in the Plan are limited to Non-employee Directors.

         5.2 ACTUAL PARTICIPATION. All new Non-employee Directors will receive a grant of Restricted Stock pursuant to Section 6.1 and a grant of Options pursuant to Section 7.1. All Non-employee Directors will receive grants of Restricted Stock pursuant to Section 6.2 and grants of Options pursuant to
Section 7.2. All Non-employee Directors will be eligible to receive grants of Restricted Stock pursuant to Section 6.3 and grants of Options pursuant to
Section 7.3.

                       ARTICLE 6. RESTRICTED STOCK GRANTS

         6.1 INITIAL GRANT OF RESTRICTED STOCK UPON FIRST BECOMING A NON-EMPLOYEE DIRECTOR. Each individual who first becomes a Non-employee Director on or after January 1, 1998, shall be granted 1,000 shares of Restricted Stock, effective as of the Service Commencement Date. The specific terms of the Restricted Stock grant will be subject to this Article 6 and the Restricted Stock Agreement executed pursuant to Section 6.4.

         6.2 ANNUAL GRANT OF RESTRICTED STOCK. Each individual who is a Non-employee Director on the relevant Grant Date shall be granted 1,000 Shares of Restricted Stock on such Grant Date, through and including the November 1, 2004 Grant Date, subject to the limitation on the number of Shares that may be awarded under the Plan. The specific terms of each annual Restricted Stock grant will be subject to the provisions of this Article 6 and the Restricted Stock Agreement executed pursuant to Section 6.4.

         6.3 DISCRETIONARY GRANT OF RESTRICTED STOCK. The Board and the Committee shall each have the authority to grant Restricted Stock, in addition to that granted under Sections 6.1 and 6.2, in such amounts and at such times as the Board or the Committee determines appropriate. The specific terms of a discretionary Restricted Stock grant made pursuant to this Section 6.3 will be subject to the provisions of this Article 6 and the Restricted Stock Agreement executed pursuant to Section 6.4.

         6.4 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that will not include any terms or conditions that are inconsistent with the terms and conditions of the Plan.

         6.5 NONTRANSFERABILITY OF RESTRICTED STOCK. The Shares of Restricted Stock granted may not be sold, transferred, pledged, assigned, or otherwise alienated until the end of the applicable Period of Restriction.

         6.6 PERIOD OF RESTRICTION. Restricted Stock granted at each Grant Date shall be deemed to be a separate grant. Subject to the last paragraph of this
Section 6.6, the Period of Restriction for each grant of Shares of Restricted Stock under this Article 6 shall expire on the later to occur of:

                  (a) the target vesting date determined pursuant to the schedule below; and

                  (b) the date the stock price hurdles with respect to each grant of Restricted Stock are met in accordance with the schedule below, on or after the target vesting date.

--------------------------------------------------------------------------------
 Percentage of Shares in       Target Vesting Date       Stock Price Hurdle
Grant Become Unrestricted                             After Target Vesting Date
--------------------------------------------------------------------------------
        First 34%             First anniversary of    Fair Market Value on the
                                 the Grant Date          Grant Date plus 10%
--------------------------------------------------------------------------------
       Second 33%             Second anniversary of       First stock price
                                 the Grant Date            hurdle plus 10%
--------------------------------------------------------------------------------
        Third 33%             Third anniversary of       Second stock price
                                 the Grant Date            hurdle plus 10%
--------------------------------------------------------------------------------

         Notwithstanding the foregoing, the number of Shares of Restricted Stock that have satisfied the requirements of paragraphs (a) and (b) above (the "Vested Restricted Stock"), for which the Period of Restriction shall expire shall equal the lesser of the number of such Shares of Vested Restricted Stock or "A," where "A" is determined in accordance with the following formula:

                                 A = B - (2 x C)
                                     -----------
                                          2

For purposes of the foregoing formula: (1) "B" shall equal the total number of Shares (excluding options or warrants to purchase Shares) that the Participant has owned for at least 12 months for which the Periods of Restriction, if applicable, have expired and that are no longer subject to any restrictions under this Plan; and (2) "C" shall equal the number of Shares of Restricted Stock previously granted to Participant under the Plan for which the Periods of Restriction have expired and that are no longer subject to any restrictions under the Plan.

         6.7  CERTIFICATE   LEGEND.  Any  certificate   representing  Shares  of
Restricted Stock granted pursuant to the Plan shall bear the following legend:

         "The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the MicroAge, Inc. 1995 Director Incentive Plan, and the corresponding Restricted Stock Agreement. A copy of the Plan and the Restricted Stock Agreement may be obtained from the Secretary of MicroAge, Inc."

         6.8 REMOVAL OF RESTRICTIONS. Except as otherwise provided in the Plan, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Director after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Director shall be entitled to have the legend required by Section 6.7 removed from his or her Share certificate. All rights with respect to the Restricted Stock granted to a Director under the Plan shall be available during his or her lifetime only to such Director.

         6.9 VOTING RIGHTS. During the Period of Restriction, Directors holding Shares of Restricted Stock granted hereunder shall have voting rights with respect to those Shares.

         6.10 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Directors holding Shares of Restricted Stock granted hereunder shall be entitled to receive any dividend or other distribution paid with respect to those Shares while they are so held.

         6.11 TERMINATION OF SERVICE ON BOARD. If a Participant's service on the Board terminates for any reason before the end of a Period of Restriction with respect to any grant of Restricted Stock, the Restricted Stock that is subject to a Period of Restriction shall continue to vest in accordance with the schedule set forth in Section 6.6 until the third anniversary of the date upon which a Participant's service on the Board terminates, at which time the Restricted Stock that remains subject to a Period of Restriction shall be forfeited (and will again be available for grant under the Plan).

                            ARTICLE 7. OPTION GRANTS

         7.1 INITIAL GRANT OF OPTIONS UPON FIRST BECOMING A NON-EMPLOYEE DIRECTOR. Each individual who first becomes a Non-employee Director on or after January 1, 1998, shall be granted an Option to purchase 2,500 Shares, effective as of the Service Commencement Date. The specific terms of the Option will be subject to the provisions of this Article 7 and the Option Agreement executed pursuant to Section 7.5.

         7.2 ANNUAL GRANT OF OPTIONS. Beginning with the November 1, 1998 Grant Date, each individual who is a Non-employee Director on the Grant Date shall be granted an Option to purchase 2,500 Shares on such Grant Date through and including the November 1, 2004 Grant Date, subject to the limitations on the number of Shares that may be awarded under this Plan. The specific terms of each annual Option grant are subject to the provisions of this Article 7 and the Option Agreement executed pursuant to Section 7.5.

         7.3 DISCRETIONARY GRANT OF OPTIONS. The Board and the Committee shall have the authority to grant Options, in addition to those granted under Sections
7.1 and 7.2, in such amounts and at such times as the Board or the Committee determines appropriate. The specific terms of a discretionary Option grant made pursuant to this Section 7.3 will be subject to the provisions of this Article 7 and the Option Agreement executed pursuant to Section 7.5.

         7.4 EXERCISABILITY. Options granted at each Grant Date under this Plan shall be deemed to be a separate grant. The Participant may exercise all or part of each separate Option granted under this Plan on or after the later to occur of:

                  (a) the date each Option grant vests in accordance with the schedule below; and

                  (b) the date the stock price hurdles with respect to each Option grant are met in accordance with the schedule below, on or after the date the Option grant vests.


--------------------------------------------------------------------------------
   Percentage of Shares                Date Option            Stock Price Hurdle
Exercisable in Option Grant            Grant Vests            After Vesting Date
--------------------------------------------------------------------------------
         First 34%                First anniversary of           Option Price
                                     the Grant Date                plus 10%
--------------------------------------------------------------------------------
        Second 33%                Second anniversary of        First stock price
                                     the Grant Date             hurdle plus 10%
--------------------------------------------------------------------------------
         Third 33%                Third anniversary of        Second stock price
                                     the Grant Date             hurdle plus 10%
--------------------------------------------------------------------------------


         Notwithstanding the above, each Option under this Plan will become 100% exercisable on the ninth anniversary of the date such Option is granted, unless such Option expires before such date in accordance with the terms of this Plan. The Option may not be exercised at any time after the expiration date in 7.7 below.

         7.5 OPTION AGREEMENT. Each Option grant will be evidenced by an Option Agreement that will not include any terms or conditions that are inconsistent with the terms and conditions of this Plan.

         7.6 OPTION PRICE. The exercise price per Share under an Option granted pursuant to this Article 7 shall be equal to the Fair Market Value of such Share on the date of the relevant Grant Date ("Option Price").

         7.7 DURATION OF OPTIONS. Each Option granted under this Article 7 shall expire on the tenth anniversary date of its grant unless the Option is earlier terminated, forfeited, or surrendered pursuant to a provision of this Plan or the applicable Option Agreement.

         7.8 PAYMENT. Options are exercisable by delivering a written notice of exercise to the Secretary of the Company, setting forth the number of Shares to be exercised, accompanied by full payment for the Shares. The Option Price is payable:

                  (a) in cash or its equivalent;

                  (b) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares tendered upon Option exercise have been held by the Participant for at least six months prior to their tender to satisfy the Option Price); or

                  (c) by a combination of (a) and (b).

         As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall cause to be delivered to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the exercise of the Option.

         7.9 RESTRICTIONS ON SHARE TRANSFERABILITY. To the extent necessary to ensure that Options granted under this Article 7 comply with applicable law, the Board shall impose restrictions on any Shares acquired pursuant to the exercise of an Option under this Article 7, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any Stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

         7.10 TERMINATION OF SERVICE ON BOARD. If a Participant's service on the Board is terminated for any reason, and a portion of the Participant's Award is not fully vested or exercisable as of that date, the portion of the Participant's Award that is exercisable and fully vested will remain fully vested and exercisable. The portion of the Award that is not fully vested and exercisable shall continue to vest in accordance with the schedule set forth in
Section 7.4 and will become exerciseable at the time described in Section 7.4.

         To the extent an Option is exerciseable as of the date of termination of service on the Board, or becomes exerciseable thereafter, it will remain exerciseable at any time prior to its expiration date by the Participant or such other person or persons as shall have been named as the Participant's legal representative or beneficiary, or by such persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

         7.11 NONTRANSFERABILITY OF OPTIONS. Except as otherwise allowed by uniform rules adopted by the Board or the Committee, no Option granted under this Article 7 shall be sold, transferred, pledged, assigned, or otherwise alienated, other than by will, or by the laws of descent and distribution. Further, all Options granted to a Participant under this Article 7 shall be exercisable during his or her lifetime only by such Participant.

                          ARTICLE 8. CHANGE OF CONTROL

         8.1 EFFECT OF CHANGE OF CONTROL ON RESTRICTED STOCK. In the event of a Change of Control of the Company, all Restricted Stock granted under the Plan that is still outstanding and not yet vested or still subject to a Period of Restriction, shall become immediately 100% vested in each Participant and the Period of Restriction shall immediately expire, as of the first date that the definition of Change of Control has been fulfilled.

         8.2 EFFECT OF CHANGE OF CONTROL ON OPTIONS. In the event of a Change of Control of the Company, all Options granted under the Plan that are still outstanding and not yet vested and exerciseable, shall become immediately 100% vested in each Participant and exerciseable, as of the first date that the definition of Change of Control has been fulfilled, and shall be exercisable for the remaining duration of the Option. All Options that are exercisable as of the effective date of the Change of Control will remain exercisable for the remaining duration of the Option

               ARTICLE 9. AMENDMENT, MODIFICATION, AND TERMINATION

         9.1 AMENDMENT, MODIFICATION, AND TERMINATION. The Committee may terminate, amend, or modify the Plan at any time and from time to time. However, the Committee may not amend, modify, or terminate the Plan without stockholder approval if stockholder approval is required under applicable law or by any national securities exchange or system on which the Shares are then listed or reported.

         9.2 AWARDS PREVIOUSLY GRANTED. Unless required by law, no termination, amendment, or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant holding the Award.

                            ARTICLE 10. MISCELLANEOUS

         10.1 INDEMNIFICATION. Each individual who is or was a member of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to assume and defend the same before he or she undertakes to defend it on his or her own behalf.

         The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         10.2 BENEFICIARY DESIGNATION. Each Participant under the Plan may name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

         10.3 SUCCESSORS. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

         10.4 REQUIREMENTS OF LAW. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provisions of the Plan, the Committee may, in its sole discretion, terminate, amend, or modify the Plan in any way necessary to comply with applicable requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission as interpreted pursuant to no-action letters and interpretive releases.

         10.5 GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Arizona.

                                 MICROAGE, INC.
                             2400 South MicroAge Way
                            Tempe, Arizona 85282-1896
                                      PROXY

The undersigned hereby appoints Jeffrey D. McKeever and James R. Daniel and each of them, proxies, with power of substitution and revocation, acting unanimously and voting or if only one is present and voting then that one, to vote the shares of stock of MICROAGE, INC. which the undersigned is entitled to vote, at the annual meeting of stockholders to be held at the MicroAge, Inc. Sales Center, 3015 South Priest Drive, Tempe, Arizona 85282, on Wednesday, April 1, 1998, at 4:00 p.m., Arizona time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present:

                  (Continued and to be signed on reverse side)

                                (reverse of card)


                      FOR all nominees                 WITHHOLD
                   listed at right (except       authority to vote for
                      as marked to the            all nominees listed
                       contrary below)                   below
I. ELECTION                                                                  Nominees:
OF CLASS III                [   ]                        [   ]                  Roy A. Herberger, Jr.
DIRECTORS:                                                                      Cyrus F. Friedheim, Jr.

INSTRUCTION: TO WITHHOLD AUTHORITY TO
VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
LINE THROUGH THAT NOMINEE'S NAME AT
RIGHT.


                                                FOR        AGAINST       ABSTAIN
2.       APPROVAL OF MICROAGE, INC. 1997        [ ]          [ ]           [ ]
         LONG-TERM INCENTIVE PLAN

3.       APPROVAL OF MICROAGE, INC. 1995        [ ]          [ ]           [ ]
         DIRECTOR INCENTIVE PLAN, AS
         AMENDED

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ALL OTHER MATTERS THAT PROPERLY MAY BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MICROAGE, INC. AND WILL BE VOTED FOR THE ELECTION OF DIRECTORS UNLESS MARKED TO WITHHOLD AUTHORITY AND WILL BE VOTED IN ACCORDANCE WITH

ANY SPECIFICATION INDICATED HEREON; IN THE ABSENCE OF A SPECIFICATION AS TO ANY PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE SIGN AND DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

The undersigned hereby revokes proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment thereof.

Signature of Stockholder:______________________________ Date:_____________, 1998

FIRST CLASS MAIL IMPORTANT: PLEASE SIGN AND RETURN PROMPTLY PROXY MATERIAL ENCLOSED. (Please sign exactly as name appears on this proxy, indicating, where proper, official position or representative capacity).
                                       D-2